                                                                   EXHIBIT 10.03

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                               CREDIT AGREEMENT
                              (364-Day Facility)

                          Dated as of April 27, 1995

                                     among

                           ANTHONY INDUSTRIES, INC.

                            The Banks herein named

                        BANK OF AMERICA NATIONAL TRUST
                            AND SAVINGS ASSOCIATION
                                   as Agent

Bank of America
     Logo

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

                               TABLE OF CONTENTS

Section 1.    DEFINITIONS ............................................   1
    1.1       Certain Defined Terms...................................   1
    1.2       Other Definitional Provisions...........................  20

Section 2.    THE COMMITTED LOANS.....................................  20
    2.1       The Loan Commitment.....................................  20
    2.2       Loan Accounts...........................................  21
    2.3       Procedure for Committed Borrowings......................  21
    2.4       Conversion and Continuation Elections...................  22
    2.5       Limitation on Interest Periods..........................  23
    2.6       Reductions and Termination of Loan Commitments..........  23
    2.7       Interest on the Committed Loans.........................  24
    2.8       Maturity of Committed Loans.............................  24
    2.9       Voluntary Prepayments...................................  24
    2.10      Fees....................................................  25
              (a)  Commitment Fee.....................................  25
    2.11      Other Fees..............................................  25
    2.12      Computation of Fees and Interest........................  25
    2.13      Use of Proceeds of Committed Loans......................  25

Section 3.    LETTERS OF CREDIT.......................................  26
    3.1       Letters of Credit.......................................  26

Section 4.    THE BID LOANS...........................................  26
    4.1       Bid Loan Availability...................................  26
    4.2       Procedure for Bid Borrowings............................  26
    4.3       Invitations for Submission of Competitive Bids..........  27
    4.4       Submission of Competitive Bids..........................  27
    4.5       Notice to Company.......................................  28
    4.6       Acceptance and Rejection of Competitive Bids............  28
    4.7       Notification and Making of Bid Loans....................  29
    4.8       Notification of Rates...................................  30
    4.9       Repayment of Bid Loans..................................  30
    4.10      Interest on Bid Loans...................................  30
    4.11      Utilization of Commitments..............................  30
    4.12      Use of Proceeds of Bid Loans............................  30

Section 5.    PAYMENTS IN GENERAL.....................................  31
    5.1       Taxes...................................................  31
    5.2       Payments by the Company.................................  34
    5.3       Apportionment and Application of Payments...............  34
    5.4       Payments on Non-Business Days...........................  34
    5.5       Illegality..............................................  35
    5.6       Increased Costs and Reduction of Return.................  35
    5.7       Funding Losses..........................................  36
    5.8       Inability to Determine Rates............................  37
    5.9       Payments by Banks.......................................  37

Section 6.    CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                AND EXTENSIONS OF CREDIT..............................  38
    6.1       Conditions of Initial Loans.............................  38
              (a)  Credit Agreement...................................  38
              (b)  Resolutions; Incumbency............................  38
              (c)  Articles of Incorporation; By-laws and Good
                     Standing.........................................  38
              (d)  Legal Opinions.....................................  39
              (e)  Payment of Fees....................................  39
              (f)  Certificate........................................  39
              (g)  Financial Statements...............................  39
              (h)  Other Documents....................................  39
    6.2       Conditions to all Borrowings............................  39
              (a)  Notice of Committed Borrowing......................  39
              (b)  Notice of Conversion/Continuation..................  40
              (c)  Continuation of Representations and Warranties.....  40
              (d)  No Existing Default................................  40

Section 7.    REPRESENTATIONS AND WARRANTIES..........................  40
    7.1       Corporate Existence and Power...........................  40
    7.2       Corporate Authorization; No Contravention...............  40
    7.3       Binding Effect..........................................  41
    7.4       Restricted Subsidiaries.................................  41
    7.5       Financial Statements....................................  41
    7.6       Indebtedness............................................  42
    7.7       Disclosure..............................................  42
    7.8       Pending Litigation......................................  42
    7.9       Title to Properties.....................................  42
    7.10      Patents and Trademarks..................................  42
    7.11      No Default..............................................  42
    7.12      Governmental Consent....................................  43
    7.13      Taxes...................................................  43
    7.14      Use of Proceeds.........................................  43
    7.15      ERISA...................................................  44
    7.16      Compliance with Law.....................................  44
    7.17      Compliance with Environmental Laws......................  45
    7.18      Regulated Entities......................................  45
    7.19      No Burdensome Restrictions..............................  45
    7.20      Labor Relations.........................................  45
    7.21      Insurance...............................................  45
    7.22      No Restrictions on Restricted Subsidiaries..............  46

Section 8.    AFFIRMATIVE COVENANTS...................................  46
    8.1       Financial Statements....................................  46
              (a)  Quarterly Statements...............................  46
              (b)  Annual Statements..................................  47
              (c)  Audit Reports......................................  47
              (d)  SEC and Other Reports..............................  47
              (e)  ERISA Reports......................................  48
              (f)  Officer's Certificates.............................  48
              (g)  Accountant's Certificates..........................  48
              (h)  Requested Information..............................  49

    8.2       Notices.................................................  49
    8.3       Corporate Existence, Etc. ..............................  50
    8.4       Insurance...............................................  50
    8.5       Taxes, Claims for Labor and Materials, Compliance
                with Laws.............................................  51
    8.6       Maintenance, Etc. ......................................  51
    8.7       Payment of Obligations..................................  51
    8.8       Environmental Laws......................................  52
    8.9       Inspection of Property and Books and Records............  52
    8.10      Incorporation by Reference of Note Agreement Covenants..  52

Section 9.    NEGATIVE COVENANTS......................................  53
    9.1       Limitation on Liens.....................................  53
    9.2       Restricted Payments.....................................  55
    9.3       Mergers, Consolidations and Sales of Assets.............  55
    9.4       Transactions with Affiliates............................  58
    9.5       Termination of Pension Plans............................  58
    9.6       Nature of Business......................................  58
    9.7       Compliance with ERISA...................................  58
    9.8       Operating Leases........................................  59
    9.9       Loans and Investments...................................  59
    9.10      Acquisitions............................................  59
    9.11      Consolidated Tangible Net Worth.........................  59
    9.12      Current Ratio...........................................  59
    9.13      Limitations on Indebtedness.............................  60
    9.14      Fixed Charges Coverage Ratio............................  61
    9.15      Capital Expenditures....................................  61
    9.16      Change in Business......................................  61
    9.17      Accounting Changes......................................  61
    9.18      No Restrictions on Restricted Subsidiaries..............  61

Section 10.   EVENTS OF DEFAULT.......................................  62
    10.1      Events of Default.......................................  62
    10.2      Remedies................................................  64
    10.3      Rights Not Exclusive....................................  64

Section 11.   THE AGENT...............................................  64
    11.1      Appointment and Authorization...........................  64
    11.2      Delegation of Duties....................................  64
    11.3      Liability of Agent......................................  65
    11.4      Reliance by Agent.......................................  65
    11.5      Notice of Default.......................................  66
    11.6      Credit Decision.........................................  66
    11.7      Indemnification.........................................  67
    11.8      Agent in Individual Capacity............................  67
    11.9      Successor Agent.........................................  68

Section 12.   MISCELLANEOUS...........................................  68
    12.1      Amendments and Waivers..................................  68
    12.2      Notices.................................................  69
    12.3      No Waiver; Cumulative Remedies..........................  69
    12.4      Costs and Expenses......................................  69

    12.5      Successors and Assigns..................................  70
    12.6      Assignments, Participations etc. .......................  70
    12.7      Set-off.................................................  72
    12.8      Sharing of Payments, Etc. ..............................  72
    12.9      General Indemnity.......................................  73
    12.10     Notification of Addresses, Lending Offices, Etc. .......  73
    12.11     Counterparts............................................  73
    12.12     Severability............................................  74
    12.13     Governing Law and Jurisdiction..........................  74
    12.14     Entire Agreement........................................  74

EXHIBITS
    A         Form of Notice of Committed Borrowing
    B         Form of Notice of Conversion/Continuation
    C         Form of Competitive Bid Request
    D         Form of Competitive Bid
    E         Form of Notice of Assignment and Acceptance

SCHEDULES
    1.1       Commitments
    3         Addresses for Domestic and Offshore Lending Offices
                and Notices
    7.4       Subsidiaries
    7.6       Certain Outstanding Indebtedness

                                CREDIT AGREEMENT
                               (364-DAY FACILITY)



     THIS CREDIT AGREEMENT (this "Agreement") is dated as of April 27, 1995 and is entered into by and among ANTHONY INDUSTRIES, INC., a Delaware corporation (the "Company"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (individually referred to herein as a "Bank" and collectively as the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION as the agent for the Banks (the "Agent").

     WHEREAS, the Banks have agreed to make available to the Company a revolving credit and bid loan and facility upon the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:


          Section 1.  DEFINITIONS.

          1.1  Certain Defined Terms.
               ---------------------

          The following terms used in this Agreement shall have the following meanings:

          "Absolute Rate" has the meaning specified in Section 4.4.
           -------------

          "Absolute Rate Bid Loan" means a Bid Loan that bears interest at a
           ----------------------
rate determined with reference to the Absolute Rate.

          "Acquisition" means any transaction or series of related transactions
           -----------
for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the Company, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the Company) provided that the Company or the Company's Subsidiary is the surviving entity; provided, however, that "Acquisition" shall not include
                         --------  -------
any of the foregoing transactions between the Company and any Subsidiary that is a Restricted Subsidiary prior to such transaction or between companies that are Restricted Subsidiaries prior to such transaction.

          "Affiliate" means, as to any Person, any other Person which, directly
           ---------
or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of 5% or more of the equity of a Person shall for the purposes of this Agreement, be deemed to control such Person.

          "Agent" means Bank of America National Trust and Savings Association
           -----
in its capacity as agent for the Banks hereunder, and any successor agent.

          "Agent-Related Persons" has the meaning specified in Section 11.3.
           ---------------------

          "Aggregate Loan Commitment" means the combined Loan Commitments of the
           -------------------------
Banks.

          "Agreement" means this Credit Agreement, as it may hereafter be
           ---------
amended, supplemented, restated or otherwise modified from time to time.

          "Applicable Margin" means, with respect to the Base Rate, 0.00% per
           -----------------
annum, and with reference to the Offshore Rate, 3/4 of 1% per annum.

          "Assignee" has the meaning specified in Section 12.6.
           --------

          "Assignment and Acceptance" has the meaning specified in Section
           -------------------------
12.6(a).

          "Availability Period" means the period from the Closing Date to but
           -------------------
excluding the Termination Date.

          "Bank" has the meaning assigned to that term in the introduction to
           ----
this Agreement.

          "Bank Affiliate" means a Person engaged primarily in the business of
           --------------
commercial lending and that is a Subsidiary of a Bank or of a Person of which a Bank is a Subsidiary.

          "Bank of America" means Bank of America National Trust and Savings
           ---------------
Association in its capacity as a Bank.

          "Base Rate" means a fluctuating rate per annum which is the higher of
           ---------
(a) the Federal Funds Rate plus one-half of one percent (1/2%) per annum and (b) the Reference Rate.

          "Base Rate Loans" means Committed Loans made by the Banks bearing
           ---------------
interest at rates determined by reference to the Base Rate.

          "Bid Borrowing" means a borrowing hereunder consisting of one or more
           -------------
Bid Loans made to the Company on the same day by one or more Banks pursuant to
Section 4.

          "Bid Loans" means the Bid Loans made by the Banks pursuant to Section
           ---------
4.

          "Borrowing" means a Bid Borrowing or a Committed Borrowing.
           ---------

          "Borrowing Date" means the date a Borrowing is made.
           --------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
day on which commercial banks in New York City or San Francisco are authorized or required by law to close and, if the applicable Business Day relates to any Offshore Rate Loan, means such a day on which dealings are carried on in the applicable offshore interbank market.

          "Capital Expenditures" means, for any period and with respect to the
           --------------------
Company and its Restricted Subsidiaries, the aggregate of all expenditures by the Company and its Restricted Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of the Company and its Restricted Subsidiaries. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Company and any of its Restricted Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

          "Capitalized Lease" means any lease, the obligation for Rentals with
           -----------------
respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

          "Capitalized Rentals" of any Person shall mean as of the date of any
           -------------------
determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

          "Cash Flow Available for Fixed Charges" shall mean for any period the
           -------------------------------------
sum of (i) Consolidated Net Income before extraordinary items, (ii) interest expense, (iii) provisions for taxes based on income, (iv) total payments with respect to Operating Leases and (v) other non-cash items reducing Consolidated Net Income, all determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

          "CERCLA" has the meaning specified in the definition of "Environmental
           ------
Laws."

          "Closing Date" means the date on which this Agreement becomes
           ------------
effective and all the conditions in Section 6.1 are satisfied or waived.

          "Code" means the Internal Revenue Code of 1986, as amended, and the
           ----
regulations promulgated thereunder.

          "Committed Borrowing" means a borrowing hereunder consisting of
           -------------------
Committed Loans made to the Company on the same day by the Banks pursuant to
Section 2.

          "Committed Loans" means the Committed Loans made by the Banks to the
           ---------------
Company pursuant to Section 2.

          "Commitment" means, with respect to each Bank, the Loan Commitment
           ----------
(collectively, the "Commitments").

          "Company" means Anthony Industries, Inc., a Delaware corporation.
           -------

          "Competitive Bid" means an offer by a Bank to make a Bid Loan in
           ---------------
accordance with Section 4.4.

          "Competitive Bid Request" means a Competitive Bid Request
           -----------------------
substantially in the form of Exhibit C annexed hereto.

          "Consolidated Current Assets" means, as of any date of determination,
           ---------------------------
all amounts which would, in accordance with GAAP, be included under current assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries.

          "Consolidated Current Liabilities" means, as of any date of
           --------------------------------
determination, all amounts which would, in accordance with GAAP, be included under current liabilities on a consolidated balance sheet of the Company and its Restricted Subsidiaries.

          "Consolidated Funded Debt" means all Funded Debt of the Company and
           ------------------------
its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

          "Consolidated Net Income" for any period shall mean the net income of
           -----------------------
the Company and its Restricted Subsidiaries for such period, determined in accordance with GAAP, but excluding in any event:

          (a) any extraordinary gains or losses as defined in APBO Nos. 11, 16 and 30 and FASB Statement No. 4;

          (b) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (c) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

          (d) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary, realized by such corporation prior to the date of such consolidation or merger;

          (e) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received or are receivable by the Company or such Restricted Subsidiary in the form of cash distributions;

          (f) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary except to the extent applied to the repayment of

     Indebtedness of such Restricted Subsidiary to the Company or any other Restricted Subsidiary;

          (g) earnings or amortization resulting from any reappraisal, revaluation or write-up of assets;

          (h) any deferred or other credit or amortization thereof representing any excess of the equity in any Restricted Subsidiary at the date of acquisition thereof over the amount invested in such Restricted Subsidiary; and

          (i) any gain arising from the acquisition of any securities of the Company or any Restricted Subsidiary.

          "Consolidated Net Worth" shall mean as of the date of any
           ----------------------
determination thereof the total consolidated assets of the Company and its Restricted Subsidiaries less the total consolidated liabilities of the Company and its Restricted Subsidiaries determined in accordance with GAAP.

          "Consolidated Subsidiaries" means at any date any Restricted
           -------------------------
Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such financial statements were prepared as of such date.

          "Consolidated Tangible Net Worth" means at any date Consolidated Net
           -------------------------------
Worth less the consolidated Intangible Assets of the Company and its Restricted
      ----
Subsidiaries, all determined as of such date. For purposes of this definition, "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all Investments in unconsolidated Restricted Subsidiaries and all equity investments in Persons which are not Restricted Subsidiaries and (ii) all unamortized debt discount and expense, unamortized deferred charges (other than deferred employee benefit liabilities), goodwill, patents, trademarks, service marks, trade names, copyrights, organization or development expenses and other intangible items.

          "Contractual Obligation", as applied to any Person, means any
           ----------------------
provision of any security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

          "Controlled Group" means the Company and all Persons (whether or not
           ----------------
incorporated) under common control or treated as a single employer with the Company or any of its Restricted Subsidiaries pursuant to Section 414(b) or (c) of the Code.

          "Conversion Date" means any date on which the Company elects to
           ---------------
convert a Base Rate Loan to an Offshore Rate Loan or an Offshore Rate Loan to a Base Rate Loan.

          "Current Debt" of any Person shall mean as of the date of any
           ------------
determination thereof (a) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person (but including, without limitation, all payments of Funded Debt that are required to be made within one year from the date of any determination of Current Debt) and (b) Guaranties by such Person of Current Debt of others.

          "Default" means any event which, with the giving of notice, the lapse
           -------
of time, or both, would constitute an Event of Default.

          "Dollars" means lawful money of the United States of America.
           -------

          "Domestic Lending Office" means, with respect to each Bank, the office
           -----------------------
of that Bank designated as such on Schedule 3 hereto or such other office of the Bank as it may from time to time specify in writing to the Company and the Agent.

          "Eligible Assignee" means (i) a commercial bank organized under the
           -----------------
laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000, provided that such bank is acting through a branch or agency located in the United States; and (iii) any Bank Affiliate.

          "Environmental Claim" means all claims, however asserted, by any
           -------------------
Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Company, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" means all federal, state or local laws, statutes,
           ------------------
common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health and safety matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning and Community Right-to-Know Act.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
any regulation promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) under common control with the Company or any Restricted Subsidiary of the Company within the meaning of Section 414(b) or 414(c) of the Code or
Section 4001 of ERISA.

          "ERISA Event" means (a) a Reportable Event with respect to a Qualified
           -----------
Plan; (b) a withdrawal by any member of the Controlled Group from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any member of the Controlled Group from a Multiemployer Plan; (d) the filing of a notice of intent to terminate under a distress termination under Section 4041 of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan subject to Title IV of ERISA; (e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan for more than 90 days after the due date thereof; (f) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Qualified Plan; (g) any member of the Controlled Group becomes liable for a non-exempt prohibited transaction with respect to a Plan where the amount involved under Section 4975 of the Code or
Section 502(i) of ERISA exceeds $500,000; or (h) the entry by a court of competent jurisdiction of a final judgment not subject to appeal to the effect that a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary has occurred with respect to any Qualified Plan for which the Company or any of its Restricted Subsidiaries may be directly or indirectly liable.

          "Event of Default" means any of the events set forth in Section 10.
           ----------------

          "Exchange Act" means, at any time, the Securities Exchange Act of
           ------------
1934, as amended from time to time, and any successor statute.

          "Federal Funds Rate" means the weighted average of the rates on
           ------------------
overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day of determination (or if such day of determination is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transaction received by the Agent from three Federal funds brokers of recognized standing selected by it.

          "Federal Reserve Board" means the Board of Governors of the Federal
           ---------------------
Reserve System or any successor thereof.

          "Fixed Charges" for any period shall mean on a consolidated basis the
           -------------
sum of (i) all Rentals (other than Rentals on Capitalized Leases) payable during such period by the Company and its Restricted Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of the Company and its Restricted Subsidiaries.

          "Funded Debt" of any Person shall mean (i) all Indebtedness of such
           -----------
Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, (ii) all Capitalized Rentals of such Person, excluding all payments in respect thereof required to be made within one year from the date of any determination of Funded Debt, and (iii) all Guaranties by such Person of Funded Debt of others.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Governmental Authority" means any nation or government, any state or
           ----------------------
other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranties" by any Person shall mean any obligation (other than an
           ----------
endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, Guaranties in respect to any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and Guaranties in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

          "Hazardous Materials" means all those substances which are regulated
           -------------------
by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

          "Indebtedness" of any Person shall mean and include all obligations of
           ------------
such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (i) obligations of such Person for borrowed money or to pay the deferred purchase price of property or assets other than trade payables incurred
                                              ----- ----
in the ordinary course of such Person's business, documentary or commercial letters of credit and bankers acceptances, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals, (v) all contingent and non contingent reimbursement and payment obligations with respect to surety bonds and standby letters of credit, and (vi) Guaranties of obligations of others of the character referred to in this definition.

          "Insolvency Proceeding" means (a) any case, action or proceeding
           ---------------------
before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement; in each case (a) and (b) under U.S. Federal, State or foreign law.

          "Interest Payment Date" means, with respect to any Offshore Rate Loan
           ---------------------
or Bid Loan, the last Business Day of each Interest Period applicable to such Loan; with respect to any Base Rate Loan, the last Business Day of each calendar quarter and each date a Base Rate Loan is converted into an Offshore Rate Loan; with respect to all Loans, the Termination Date; provided, however, that if any
                                                 --------  -------
Interest Period for an Offshore Rate Loan or Bid Loan exceeds three months, interest shall also be paid on the date which falls three and six months after the beginning of such Interest Period.

          "Interest Period" means, (a) with respect to any Offshore Rate Loan,
           ---------------
the period commencing on the Business Day the Offshore Rate Loan is disbursed or continued or on the date on which a Committed Loan is converted into an Offshore Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Company in its Notice of Committed Borrowing or Notice of Conversion/ Continuation; (b) with respect to any Offshore Rate Bid Loan, the period commencing on the Business Day the Offshore Bid Rate Loan is disbursed and ending not less than two weeks and not more than 6 months thereafter, as selected by the Company pursuant to
Section 4.6; and (c) with respect to any Absolute Rate Bid Loan, the period commencing on the Business Day that the Absolute Rate Bid Loan is disbursed and ending not less than 14 days and not more than 183 days thereafter as selected by the Company pursuant to Section 4.6; provided that:
                                        --------

               (i) if any Interest Period pertaining to an Offshore Rate Loan or an Offshore Rate Bid Loan would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period pertaining to an Offshore Rate Loan or an Offshore Rate Bid Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

               (iii) no Interest Period applicable to any Loan or portion thereof shall extend beyond the Termination Date.

          "Investments" shall mean all investments, in cash or by delivery of
           -----------
property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise; provided, however, that
                                                  --------  -------
"Investments" shall not include Acquisitions and shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

          "Lending Office" means, with respect to any Bank, the office or
           --------------
offices of the Bank specified as its "Lending Office" or "Domestic Lending Office" or "Offshore Lending Office," as the case may be, under its name on
Schedule 3 hereto, or such other office or offices of the Bank as it may from time to time specify in writing to the Company and the Agent.

          "Lien" shall mean any interest in property securing an obligation owed
           ----
to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

          "Loan" means a Committed Loan or a Bid Loan (collectively, the
           ----
"Loans").

          "Loan Commitment" means the commitment of each Bank to make Committed
           ---------------
Loans pursuant to Section 2.1 in the amount set forth opposite the Bank's name in Schedule 1.1 under the heading "Loan Commitment" (as the same may be reduced
   ------------
pursuant to Section 2.6 or as a result of one or more assignments pursuant to
Section 12.6).

          "Loan Documents" means this Agreement and all documents and
           --------------
instruments delivered from time to time in connection therewith.

          "Margin Stock" has the meaning assigned to the term "Margin Stock" in
           ------------
Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Material Adverse Effect" means (i) a material adverse effect upon the
           -----------------------
business, operations, properties, assets, business prospects or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Company to perform the Obligations in any material respect or (iii) a material adverse effect upon the legality, validity, binding effect or enforceability of any Loan Document.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA which is maintained for employees of the Company or any ERISA Affiliate of the Company.

          "Note Agreement" means that certain Note Agreement dated as of October
           --------------
15, 1992 among the Company and the purchasers named in schedule 1 thereto, as amended, supplemented or otherwise modified from time to time.

          "Notice of Committed Borrowing" means a notice substantially in the
           -----------------------------
form of Exhibit A annexed hereto with respect to a proposed Committed Borrowing.

          "Notice of Conversion/Continuation" means a notice given by the
           ---------------------------------
Company to the Agent pursuant to Section 2.4, in substantially the form of Exhibit B annexed hereto.

          "Notice of Lien" means any "notice of lien" or similar document
           --------------
intended to be filed or recorded with any court, registry, recorder's office, central filing office or Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

          "Obligations" means all obligations of every nature of the Company
           -----------
from time to time owed to the Agent or the Banks or any of them under any Loan Document.

          "Offshore Lending Office" means with respect to each Bank, the office
           -----------------------
of such Bank designated as such on Schedule 3 hereto or such other office of such Bank as such Bank may from time to time specify to the Company and the Agent.

          "Offshore Rate" means, for each Interest Period for any Offshore Rate
           -------------
Loan, an interest rate per annum (rounded upward to the nearest 1/16 of one percent) determined pursuant to the following formula:

     Offshore Rate =               IBOR
                     ------------------------------------
                     1.00 - Eurodollar Reserve Percentage

     Where,

               "Eurodollar Reserve Percentage" means the maximum reserve
                -----------------------------
     percentage (expressed as a decimal rounded upward to the next 1/100 of one percent) in effect on the date IBOR for such Interest Period is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency Liabilities") having a term equal to such Interest Period; and

               "IBOR" means the rate of interest per annum (rounded upward to
                ----
     the nearest 1/100 of one percent, if necessary) as determined by the Agent as the rate at which Dollar deposits in an amount approximately equal to the amount of the Borrowing to be made or continued as, or converted into, an Offshore Rate Loan by all Banks and having a maturity comparable to such Interest Period are offered by Bank of America's Grand Cayman Branch, Grand Cayman, British West Indies, to major banks in the offshore Dollar interbank market upon request of such banks at or about 8:00 a.m. (San Francisco time) two Business Day's before the commencement of such Interest Period.

          "Offshore Margin" has the meaning set forth in Section 4.4.
           ---------------

          "Offshore Rate Bid Loan" means a Bid Loan that bears interest at a
           ----------------------
rate determined with reference to the Offshore Rate.

          "Offshore Rate Loans" means Committed Loans bearing interest at rates
           -------------------
determined by reference to the Offshore Rate.

          "Operating Lease" means, as applied to any Person, any lease of
           ---------------
property (whether real, personal or mixed) which is not a lease that would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person and excluding, in the case of the Company or any of its Restricted Subsidiaries, any such lease under which the Company or that Restricted Subsidiary is the lessor.

          "PBGC" means the Pension Benefit Guaranty Corporation or any entity
           ----
succeeding to any or all of its functions under ERISA.

          "Participant" has the meaning specified in Section 12.6(c).
           -----------

          "Permitted Investments" shall mean Investments of the Company and its
           ---------------------
Restricted Subsidiaries, consisting of:

          (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries and the Company;

          (b) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

          (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof;

          (d) Investments in certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, rated A or better by Standard & Poor's Corporation or A or better by Moody's Investors Service, Inc.;

          (e) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary not exceeding $2,000,000 in the aggregate at any time outstanding;

          (f) receivables, including negotiable instruments and letters of credit in respect of which the Company or a Restricted Subsidiary is the beneficiary, arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (g) Investments in repurchase agreements or bankers acceptances, having terms of less than 30 days, with a United States bank or trust company meeting the requirements of paragraph (d) hereof, which Investments mature within one year and which are fully secured by obligations of the type described in paragraphs (c) and (d) hereof;

          (h) Investments in Offshore certificates of deposit maturing within one year from the date of issuance thereof, issued by a bank or trust company having capital, surplus and undivided profits aggregating at least $1,000,000,000 and whose long term Offshore certificates of deposit are at the time of acquisition thereof by the Company or a Restricted Subsidiary, accorded a rating of A or better by Standard & Poor's Corporation, A or better by Moody's Investors Service, Inc.;

          (i) Investments existing as of the date hereof;

          (j) other Investments in, or Guaranties of Indebtedness of, joint ventures, to which the Company or a Restricted Subsidiary is a party, provided that the amount of such Investments and the outstanding amount of Indebtedness supported by such Guaranties shall not exceed $2,000,000 in the aggregate at any time outstanding;

          (k) loans, guarantees, or other extensions of credit not exceeding $10,000,000 in the aggregate to the ESOP at any time outstanding;

          (l) any loan to the ESOP to purchase newly issued convertible shares of stock of the Company, if, after giving effect thereto and to the application of the proceeds thereof, such loan does not increase Consolidated Tangible Net Worth;

          (m) advances on commissions in the ordinary course of business to employees or subcontractors of the Company or its Restricted Subsidiaries in an aggregate amount not exceeding $2,000,000 at any time outstanding;

          (n) notes taken in connection with the sale of any division or Restricted Subsidiary of the Company or part thereof;

          (o) any loan to an employee of the Company to exercise stock options of such employees to purchase stock of the Company, if, after giving effect thereto and to the application of the proceeds thereof, such loan does not increase Consolidated Net Worth or Consolidated Net Income (other than an increase due to interest on such loan);

          (p) additional Investments in K2 Japan in an aggregate amount not exceeding $2,500,000;

          (q) other Investments (in addition to those permitted by the foregoing
     (a) through (p)), provided that (i) the aggregate amount of all such other Investments shall not at any time exceed $3,000,000 and (ii) after giving effect to such other Investments, no Event of Default shall have occurred and be continuing; and

          (r) other Investments (in addition to those permitted by the foregoing
     (a) through (q)) made within the limitations of Section 9.2;

In valuing any Investments for the purpose of applying the foregoing limitations and the limitations set forth in Section 9.2, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

          "Person" means any individual, partnership, corporation (including a
           ------
business trust), joint stock company, joint venture, trust, bank, trust company, unincorporated association or other entity or a government or any agency or political subdivision thereof.

          "Plan" means a pension plan (as defined in Section 3(2) of ERISA)
           ----
which the Company or any member of the Controlled Group sponsors or maintains or to which the Company or member of the Controlled Group makes or is obligated to make contributions, but excluding any Multiemployer Plan.

          "Priority Debt" shall mean (x) any Funded Debt of the Company secured
           -------------
by Liens permitted by paragraphs (f), (g), (h) and (i) of Section 9.1 and (y) any Funded Debt of a Restricted Subsidiary.

          "Pro Rata Share" means with respect to each Bank the percentage set
           --------------
forth opposite such Bank's name on Schedule 1.1 hereto.

          "Qualified Plan" means a pension plan (as defined in Section 3(2) of
           --------------
ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

          "Reference Rate" means the rate of interest publicly announced from
           --------------
time to time by Bank of America in San Francisco as its reference rate, as in effect on such date of determination. The reference rate is set by Bank of America based on various factors including Bank of America's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans. Bank of America may make loans at, above or below the rate announced by it as its reference rate.

          "Reportable Event" means any of the events set forth in Section
           ----------------
4043(b) of ERISA (excluding any reportable event with respect to which the thirty day notice requirement has been waived by the PBGC or the regulations thereunder), a withdrawal from a Plan described in Section 4063 of ERISA, or a cessation of operations described in Section 4062(e) of ERISA.

          "Requisite Banks" means, as at any date of determination, (a) prior to
           ---------------
the termination of all Commitments, Banks having at least 66-2/3% of the Commitments and (b) otherwise, Banks holding at least 66-2/3% of the aggregate principal amount of Loans outstanding.

          "Requirement of Law" means, as to any Person, any law (statutory or
           ------------------
common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the President, any Senior Vice President,
           -------------------
the Chief Financial Officer or the Treasurer of the Company who in the normal performance of his or her duties would have knowledge of this Agreement and the provisions thereof.

          "Restricted Payment" shall mean:
           ------------------

          (a) the declaration or payment of any dividend by the Company, either in cash or property, on any shares of the capital stock of any class of the Company (except dividends or other distributions payable solely in shares of capital stock of the Company);

          (b) the purchase, redemption or retirement by the Company of any shares of the capital stock of any class of the Company or any warrants, rights or options to purchase or acquire any shares of its capital stock, whether directly or indirectly, or through any Restricted Subsidiary;

          (c) any other payment or distribution by the Company in respect of its capital stock, either directly or indirectly or through any Restricted Subsidiary; and

          (d) any Investment by the Company or any Restricted Subsidiary other than those described in paragraphs (a) through (r), inclusive, of the definition of "Permitted Investments".

          "Restricted Subsidiary" shall mean any Subsidiary set forth on
           ---------------------
Schedule 7.4 hereto or any other Subsidiary hereafter identified in writing by the Company and which is organized under the laws of the United States or any State thereof, Puerto Rico, U.S. Virgin Islands, Canada or any Province thereof, Mexico, Japan, Australia, Norway, Sweden, Finland, Iceland or any country in the European Economic Community; provided, however, the Board of Directors of the
                             --------  -------
Company may at any time and from time to time designate a previously Unrestricted Subsidiary as a Restricted Subsidiary or designate a previously Restricted Subsidiary as an Unrestricted Subsidiary, provided that (i) at the time of such designation and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing,
(ii) a Restricted Subsidiary may not be designated as an Unrestricted Subsidiary if at the time of such designation the Subsidiary so designated owns, directly or indirectly, any Indebtedness, stock or other securities of the Company or any Restricted Subsidiary, (iii) at the time of such designation and after giving effect thereto the Company would be in compliance with Section 9.13(a)(3); and
(iv) such Subsidiary shall not have been previously redesignated pursuant to this section.

          "Securities Act" means the Securities Act of 1933, as amended from
           --------------
time to time, and any successor statute.

          "Subsidiary" means any corporation, association or other business
           ----------
entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Termination Date" means April 25, 1996.
           ----------------

          "Total Capitalization" means the sum of Consolidated Funded Debt plus
           --------------------
Consolidated Net Worth.

          "Voting Stock" shall mean securities of any class or classes, the
           ------------
holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

          1.2  Other Definitional Provisions.  References to "Sections" shall be
               -----------------------------
to Sections of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.


          Section 2.  THE COMMITTED LOANS.
                      -------------------

          2.1  The Loan Commitment.  Each Bank severally agrees, on the terms
               -------------------
and conditions hereinafter set forth, to make loans under its Loan Commitment to the Company (each such loan, a "Committed Loan") from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time its Loan Commitment; provided, however, that, after
                                        --------  -------
giving effect to any Committed Borrowing of Committed Loans, (i) the aggregate principal amount of each Bank's outstanding Committed Loans shall not exceed such Bank's Loan Commitment and (ii) the aggregate principal amount of all outstanding Committed Loans and Bid Loans shall not exceed the Aggregate Loan Commitment. Within the limits of each Bank's Loan Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.1, prepay pursuant to Section 2.9 and reborrow pursuant to this Section 2.1.

          2.2  Loan Accounts.  The Committed Loans and Bid Loans made by each
               -------------
Bank shall be evidenced by one or more loan accounts maintained by such Bank and the Agent in the ordinary course of business. The loan accounts maintained by each Bank and the Agent shall be conclusive absent manifest error of the amount of the Committed Loans and Bid Loans made by the Banks to the Company and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Committed Loans or the Bid Loans. Upon the request of any Bank, the Company shall execute and deliver one or more promissory notes to evidence the Loans.

          2.3  Procedure for Committed Borrowings.
               ----------------------------------

          (a) Each Committed Borrowing shall be made upon irrevocable telephonic notice by the Company followed immediately by written notice in the form of a Notice of Committed Borrowing, which telephonic notice must be received by the Agent (i) prior to 9:00 a.m. (San Francisco time) three Business Days prior to the requested Borrowing Date, in the case of Offshore Rate Loans; and (ii) prior to 10:00 a.m. (San Francisco time) on the requested Borrowing Date, in the case of Base Rate Loans, specifying: (i) the amount of the Committed Borrowing, which, in the case of a borrowing of Offshore Rate Loans, shall be in an aggregate minimum principal amount of $1,500,000 and any multiple of $500,000 in excess thereof, and in the case of a borrowing of Base Rate Loans, shall be in an aggregate minimum principal amount of $500,000 and any multiple thereof; (ii) the requested Borrowing Date, which shall be a Business Day; (iii) whether the Committed Borrowing is to be comprised of Offshore Rate Loans or Base Rate Loans; and (iv) the duration of the Interest Period applicable to Offshore Rate Loans included in such notice. If the Notice of Committed Borrowing shall fail to specify the duration of the Interest Period for any Committed Borrowing comprised of Offshore Rate Loans, such Interest Period shall be one month.

          (b) Promptly after receipt of a Notice of Committed Borrowing, the Agent shall notify each Bank of the proposed

Committed Borrowing. Each Bank shall make available to the Agent its Pro Rata Share of the amount (if any) by which the principal amount of the proposed Committed Borrowing exceeds the principal amount of the Committed Loans (if any) maturing on the Borrowing Date, in same day funds, by remitting such funds to:
Bank of America National Trust and Savings Association, ABA No. 121-000-358,
Attn: Agency Management Services #5596 For credit to: BANCONTROL Account No. 12331-14194, Reference: Anthony Industries, Inc., no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 6.2, the Agent shall make available to the Company in like funds on such Borrowing Date the aggregate of the amounts (if any) so made available by the Banks by causing an amount equal to such aggregate amount (if any) received by the Agent to be credited to the account of the Company as specified by the Company in writing. To the extent that Committed Loans made by the Banks mature on any Borrowing Date, the Banks shall apply the proceeds of the Committed Loans made on such Borrowing Date, to the extent thereof, to the repayment of such maturing Committed Loans and accrued interest thereon, such Committed Loans and repayments intended to be a contemporaneous exchange.

          (c) Section 2.3(a) notwithstanding, if the Company shall not have given a timely Notice of a Committed Borrowing to be made on the last day of any Interest Period for outstanding Loans, then unless the Agent shall have received notice that the Company elects not to make a Committed Borrowing on such day (such notice to have been received at least three Business Days prior to such day) the Agent shall be deemed to have received a Notice of Committed Borrowing from the Company requesting Base Rate Loans to be made on such day in an amount equal to the amount of such outstanding Loans (reduced to the extent necessary to reflect any reductions of the Loan Commitments on or prior to such day).

          2.4  Conversion and Continuation Elections.
               -------------------------------------

          (a) The Company may (i) elect to convert on any Business Day, any Base Rate Loans (or any part thereof in an amount not less than $1,500,000 or an integral multiple of $500,000 in excess thereof) into Offshore Rate Loans; (ii) elect to convert on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $500,000) or an integral multiple of $500,000 in excess thereof) into Base Rate Loans; or (iii) elect to continue, on the last day of the Interest Period therefor, any Offshore Rate Loans (or any part thereof in an amount not less than $1,500,000 or an integral multiple of $500,000 in excess thereof); provided, that if the
                                                  --------
aggregate amount of Offshore Rate Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to be less than $1,500,000, Offshore Rate Loans shall automatically convert into Base Rate Loans.

          (b) Each conversion or continuation shall be made upon irrevocable telephonic notice by the Company followed immediately by written notice in the form of a Notice of Conversion/Continuation, which telephonic notice must be received by the Agent (i) prior to 9:00 a.m. (San Francisco time) at least three Business Days in advance of the conversion or continuation date, if the Loans are to be converted into or continued as Offshore Rate Loans; and (ii) prior to 10:00 a.m. (San Francisco time) on the Business Day of the conversion or continuation date, if the Loans are to be converted into Base Rate Loans, specifying: (A) the proposed conversion or continuation date; (B) the aggregate amount of Loans to be converted or continued; (C) the nature of the proposed conversion or continuation; and (D) the duration of the requested Interest Period.

          (c) If upon the expiration of any Interest Period applicable to Offshore Rate Loans, the Company has failed to select a new Interest Period to be applicable thereto, or if any Event of Default or Event of Default shall then exist, the Company shall be deemed to have elected to convert such Offshore Rate Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          (d) Upon receipt of a Notice of Conversion/ Continuation, the Agent will promptly notify each Bank thereof, or, if no timely notice is provided, the Agent will promptly notify each Bank of the details of any automatic conversion. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Bank.

          2.5  Limitation on Interest Periods.  Notwithstanding any other
               ------------------------------
provision contained in this Agreement, after giving effect to any Committed Borrowing or conversion or continuation of any Committed Loans, there shall not be more than eight different Interest Periods for Committed Loans in effect without the consent of the Agent.

          2.6  Reductions and Termination of Loan Commitments.  The Company
               ----------------------------------------------
shall have the right, at any time and from time to time, to terminate in whole or permanently reduce in part, without premium or penalty, the Loan Commitments; provided, that the Aggregate Loan Commitment, as reduced, shall at all times
- --------
equal or exceed the sum of the outstanding principal amount of all Committed Loans plus the outstanding principal amount of all Bid Loans. The Company shall
      ----
give not less than five Business Days' prior written notice to the Agent designating the date

(which shall be a Business Day) of such termination or any reduction and the amount of any partial reduction. Promptly after receipt of a notice of such termination or partial reduction, the Agent shall notify each Bank of the proposed termination or reduction. Such termination or partial reduction of the Loan Commitments shall be effective on the date specified in the Company's notice and shall terminate or reduce each Bank's Pro Rata share of the aggregate Loan Commitments so reduced. Any partial reduction shall be in an aggregate minimum amount of $1,500,000, and integral multiples of $500,000 in excess thereof.

          2.7  Interest on the Committed Loans.
               -------------------------------

          (a) Subject to Section 2.7(c), the Committed Loans shall bear interest on the unpaid principal amount thereof from the Borrowing Date to maturity (whether by acceleration or otherwise) at a rate per annum equal to the Base Rate or the Offshore Rate, as the case may be, plus the Applicable Margin,
                                                    ----
if applicable.

          (b) Interest shall be payable in arrears on the Committed Loans on each Interest Payment Date applicable to that Committed Loan.

          (c) Any principal payments on the Committed Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Committed Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is equal to the Base Rate plus 2% per annum.

          2.8  Maturity of Committed Loans.  Each Committed Loan shall mature
               ---------------------------
and the Company shall repay the unpaid principal amount of each Committed Loan, together with interest accrued thereon, on the Termination Date.

          2.9  Voluntary Prepayments. The Company may by 9:00 a.m. (San
               ---------------------
Francisco time), upon not less than one Business Day's prior written or telephonic notice (immediately confirmed in writing) to the Agent (in the case of a prepayment of a Base Rate Loan) or three Business Days' prior written or telephonic notice confirmed in writing to the Agent (in the case of a prepayment of an Offshore Rate Loan) (which notice the Agent will promptly transmit to each
Bank), at any time and from time to time prepay any Committed Loans in whole or in part in an aggregate minimum amount of $1,500,000 and integral multiples of $500,000 in excess of that amount; provided that in the event of any such
                                   --------
prepayment of any Offshore Rate Loans, the Company shall be obligated to reimburse the Banks in respect thereof pursuant to Section 5.7.

If such notice of prepayment does not specify how such prepayment shall be applied, it shall be applied first to Base Rate Loans to the full extent thereof before application to Offshore Rate Loans, as determined by the Agent. All prepayments shall be applied to the payment of any interest that is due and payable at the time of such prepayment before application to principal.

          2.10  Fees.
                ----

          (a)  Commitment Fee.  The Company shall pay to the Agent for the
               --------------
account of each Bank a commitment fee on the average daily unused portion of such Bank's Pro Rata Share of the Aggregate Loan Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Agent, equal to 3/8 of 1 percent per annum. For purposes of calculating the commitment fee, Bid Loans shall not be considered usage. Such commitment fee shall accrue from the Closing Date to the Termination Date and shall be due and payable quarterly in arrears on the last Business Day of each quarter commencing on June 30, 1995 through the Termination Date, with the final payment to be made on the Termination Date; provided that, in connection with any reduction or termination
                  --------
of Commitments pursuant to Section 2.6 or Section 3.2, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the next succeeding quarterly payment being calculated on the basis of the period from the reduction or termination date to such quarterly payment date. The commitment fees provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Section 6 are not met.

          2.11  Other Fees.  The Company shall also pay to the Agent and Banks
                ----------
legal fees as described in this Agreement.

          2.12  Computation of Fees and Interest.  All computations of interest
                --------------------------------
payable in respect of Base Rate Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All computations of interest payable in respect of Offshore Rate Loans and all fees shall be made on the basis of a 360 day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

          2.13  Use of Proceeds of Committed Loans.  The Company shall use the
                ----------------------------------
proceeds of Committed Loans for general corporate purposes, including Acquisitions and Restricted Payments.

          Section 3.  LETTERS OF CREDIT.

          3.1  Letters of Credit.  There shall be no letter of credit commitment
               -----------------
under this Agreement.


          Section 4.  THE BID LOANS.

          4.1  Bid Loan Availability.   Subject to the other terms and
               ---------------------
conditions of this Agreement, each Bank hereby severally agrees that the Company may, as set forth in Section 4.2, from time to time on any Business Day during the Availability Period, request one or more Banks to submit offers to make Bid Loans to the Company; provided, however, that, after giving effect to any Bid
                      --------  -------
Borrowing of Bid Loans, the aggregate principal amount of all outstanding Committed Loans and Bid Loans shall not exceed the Aggregate Loan Commitment; provided, further, that the Banks may, but shall have no obligation to, submit
- --------  -------
such offers and the Company may, but shall have no obligation to, accept any such offers.

          4.2  Procedure for Bid Borrowings.  The Company may  request a Bid
               ----------------------------
Borrowing hereunder by giving irrevocable telephonic notice to the Agent, followed immediately by delivery of a written notice in the form of a Competitive Bid Request (which telephonic notice must be received by Agent (a) not later than 9:00 a.m. (San Francisco time) at least four Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Offshore Rate Bid Loans and (b) one Business Day prior to the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans), specifying:

          (i) the date of the proposed Bid Borrowing, which shall be a Business Day;

          (ii) the aggregate amount of such Bid Borrowing, which shall be a minimum amount of $5,000,000 or in multiples of $1,000,000 in excess thereof;

          (iii) the duration of the Interest Period(s) applicable thereto, subject to the provisions of the definition of Interest Period; and

          (iv) whether the Bid Loans requested are Offshore Rate Bid Loans or Absolute Rate Bid Loans (but not both); and

Each Competitive Bid Request shall be accompanied by a bid request fee in the amount set forth in the letter referred to in Section 2.11. The Company may not request Competitive Bids for more than three Interest Periods nor request more than one type of Bid Loan in a single Competitive Bid Request. The Company may not request Bid Loans more than once in any consecutive 10 Business Day period. Notwithstanding any other provision contained in this Agreement, after giving effect to any Bid Borrowing, there shall not be more than four different Bid Loans outstanding.

          4.3  Invitations for Submission of Competitive Bids.  Promptly upon
               ----------------------------------------------
receipt of a Competitive Bid Request, the Agent shall deliver to the Banks by facsimile the Competitive Bid Request so received.

          4.4  Submission of Competitive Bids.  (a)   In response to receiving a
               ------------------------------
Competitive Bid Request, each Bank, at its option, may irrevocably submit a Competitive Bid containing an offer to make one or more Bid Loans at a rate or rates of interest specified by such Bank in its sole discretion. Each Competitive Bid must be submitted to the Agent between 6:45 a.m. and 7:00 a.m. (San Francisco time) (i) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Offshore Rate Bid Loans and (ii) on the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans; provided, that any Competitive Bids submitted by Bank of America
                --------
must be submitted to the Agent between 6:30 a.m. and 6:45 a.m. (San Francisco time) (A) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a request for Offshore Rate Bid Loans and (B) on the date of the proposed Bid Borrowing, in the case of a request for Absolute Rate Bid Loans.

          (b) Each Competitive Bid shall specify:

          (i) the proposed date of the Bid Borrowing;

          (ii) the maximum principal amount of each Bid Loan for which such Competitive Bid is being made, which aggregate principal amount (x) may be equal to, greater than or less than such Bank's Commitment, (y) must be $5,000,000 or in multiples of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of the Bid Loans for which Competitive Bids were requested;

          (iii) in the case of a request for Offshore Rate Bid Loans, the margins above or below the Offshore Rate (the "Offshore Margin") offered for each such Bid Loan, expressed as a percentage (rounded to the nearest 1/100% of 1%) to be added to or subtracted from the applicable Offshore Rate and the applicable Interest Period;

          (iv) in the case of a request for Absolute Rate Bid Loans, the rate per annum (rounded to the nearest 1/100% of

     1%) (the "Absolute Rate") offered for each such Bid Loan and the applicable Interest Period;

          (v) the maximum aggregate principal amount of all Bid Loans being offered; and

          (vi) the identity of the quoting Bank.

Each Competitive Bid shall be irrevocable. Competitive Bids may contain up to three separate offers by the quoting Bank with respect to each Interest Period specified in the related Competitive Bid Request.

          (c) Any Competitive Bid shall be disregarded if it: (i) is not substantially in conformity with Exhibit D or does not specify all of the information required by Section 4.4(b); (ii) contains qualifying, conditional or similar language; (iii) proposes terms other than or in addition to those set forth in the applicable Competitive Bid Request; or (iv) arrives outside the time periods set forth in Section 4.4(a) above.

          4.5  Notice to Company.  The Agent shall promptly notify the Company
               -----------------
of the terms of any Competitive Bid submitted by a Bank that is in accordance with Section 4.4. The Agent's notice to the Company shall specify (a) the respective principal amounts and Offshore Margins or Absolute Rates, as the case may be, so offered and (b), if applicable, limitations on the aggregate principal amount of Bid Loans for which offers in any single Competitive Bid Request may be accepted.

          4.6  Acceptance and Rejection of Competitive Bids.  Not later than
               --------------------------------------------
8:00 a.m. (San Francisco time) (i) three Business Days prior to the date of the proposed Bid Borrowing, in the case of a Bid Borrowing of Offshore Rate Bid Loans and (ii) on the date of such Bid Borrowing, in the case of a Bid Borrowing of Absolute Rate Bid Loans, the Company shall notify the Agent of either:

          (a) its cancellation of such Bid Borrowing by giving the Agent and the Banks notice thereof; or

          (b) its acceptance of one or more of the offers made by any Bank or Banks pursuant to Section 4.4 and its rejection of any such remaining offers made by the Banks, all in its sole discretion; provided, however, that: (A) the
                                               --------  -------
principal amount of each Bid Loan shall be not less than the minimum amount nor more than the maximum amount notified to the Company for such Bid Loan pursuant to Section 4.4, (but which Bid Loans shall not, in the aggregate, exceed the aggregate amount of Bid Loans requested pursuant to Section 4.2) to be made by each such Bank as part of such Bid Borrowing; (B) acceptance by the Company of offers for

Bid Loans may only be made on the basis of ascending interest rates applicable to the same Interest Period; (C) if offers are made by two or more Banks with the same Offshore Margins or Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Agent among such Lenders as nearly as possible (in such multiples, not less than $500,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers; determination by the Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error; (D) in the event the Company does not, before the time stated above, either cancel the proposed Bid Borrowing pursuant to clause (a) above or accept one or more of the offers pursuant to this clause (b), such Bid Borrowing shall be deemed cancelled; and
(E) in the event the Company accepts one or more of the offers pursuant to this clause (b) but does not expressly reject or accept the remaining offers, such remaining offers shall be deemed rejected.

          4.7  Notification and Making of Bid Loans.  (a)   Promptly after the
               ------------------------------------
Company has notified the Agent of its acceptance of any offer(s) pursuant to
Section 4.6, the Agent shall notify each Bank telephonically (followed in writing) having submitted a Competitive Bid if its offer has been accepted and, if its offer has been accepted, the amount of the Bid Loan or Bid Loans to be made by it on the date of the Bid Borrowing.

          (b) If the Company accepts one or more of the offers to make Bid Loans made by any Bank or Banks, each such Bank which is to make a Bid Loan as part of such Bid Borrowing shall on the Bid Borrowing Date of such proposed Bid Borrowing make available to the Agent in same day funds, by remitting such funds to: Bank of America National Trust and Savings Association, ABA No. 121-000-358, Attn: Agency Management Services #5596 For credit to: BANCONTROL Account No. 12331-14194, Reference: Anthony Industries, Inc., no later than 11:00 a.m. (San Francisco time) on the Borrowing Date. Upon satisfaction of the conditions set forth in Section 6.2, the Agent shall make available to the Company in like funds on such Borrowing Date the aggregate of the amounts so made available by such Banks by causing an amount of funds equal to such aggregate amount received by the Agent to be credited to the account of the Company at such office as specified by the Company in writing.

          (c) After the Agent has been notified of the offers accepted by the Company pursuant to Section 4.6, the Agent shall notify all Banks of the ranges of bids submitted and the highest and lowest bids accepted for each Interest Period requested by the Company and the aggregate amount borrowed pursuant to such Bid Borrowing.

          4.8  Notification of Rates.  Upon being notified by the Company of the
               ---------------------
amount of, and the applicable Interest Period for, any Offshore Rate Bid Loan, the Agent shall determine the Offshore Rate and give prompt notice to the Company and the relevant Bank or Banks thereof.

          4.9  Repayment of Bid Loans.  Each Bid Loan shall mature, and the
               ----------------------
principal amount thereof shall be due and payable, on the last day of the Interest Period applicable thereto. The Company may not repay all or any portion of the principal amount of any Bid Loan prior to the maturity thereof without the consent of the Bank making such Bid Loan. Bid Loans may not be converted or continued.

          4.10  Interest on Bid Loans.  (a) Subject to Section 4.10(c), the Bid
                ---------------------
Loans shall bear interest on the unpaid principal amount thereof from the date made to maturity (whether by acceleration or otherwise) at a rate per annum equal to the interest rate accepted pursuant to Section 4.6.

          (b) Subject to Section 4.10(c), interest shall be payable in arrears on each Interest Payment Date applicable to that Bid Loan. All computations of interest payable in respect of Bid Loans shall be made on the basis of a 360 day year and actual days elapsed, which results in more interest being paid than if computed on the basis of a 365-day year. Interest shall accrue during each period during which interest is computed from the first day thereof to the last day thereof.

          (c) Any principal payments on the Bid Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Bid Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate which is equal to the Base Rate plus 2% per annum.

          4.11  Utilization of Commitments.  For purposes of Section 2.1, each
                --------------------------
outstanding Bid Loan shall be deemed to utilize the Commitment of each Bank by an amount equal to such Bank's Pro Rata Share times the amount of such Bid Loan.
                                              -----

          4.12  Use of Proceeds of Bid Loans.  The Company shall use the
                ----------------------------
proceeds of the Bid Loans for general corporate purposes.

          Section 5.  PAYMENTS IN GENERAL.

          5.1  Taxes.
               -----

          (a) Subject to Section 5.1(g), any and all payments by the Company to each Bank or the Agent under this Agreement shall be made free and clear of, and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's net income by the jurisdiction under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").

          (b) In addition, the Company shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (hereinafter referred to as "Other Taxes").

          (c) Subject to Section 5.1(g), the Company shall indemnify and hold harmless each Bank and the Agent for the full amount of Taxes or Other Taxes (including without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.1) paid by the Bank or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Bank or the Agent makes written demand therefor.

          (d) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then, subject to Section 5.1(g): (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.1) such Bank or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made; (ii) the Company shall make such deductions, and (iii) the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (e) Within 30 days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

          (f) Each Bank which is a foreign person (i.e., a person other than a United States person for United States Federal income tax purposes) agrees that:
(i) it shall, no later than the Closing Date (or, in the case of a Bank which becomes a party hereto pursuant to Section 12.6 after the Closing Date, the date upon which the Bank becomes a party hereto) deliver to the Company through the
Agent: (A) if any Lending Office is located in the United States, two accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), and (B) if any Lending Office is located outside the United States, two accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Offices under this Agreement free from withholding of United States Federal income tax; (ii) if at any time the Bank changes its Lending Office or Offices or selects an additional Lending Office as herein provided, it shall with reasonable promptness deliver to the Company through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional Lending Office is located in the United States, two accurate and complete signed originals of Form 4224; or (B) otherwise, two accurate and complete signed originals of Form 1001, in each case indicating that the Bank is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax; (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Bank and if the delivery of the same be lawful, deliver to the Company through the Agent two accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by the Bank; and (iv) it shall, promptly upon the Company's reasonable request to that effect, deliver to the Company such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Bank's tax status for withholding purposes.

          (g) The Company will not be required to pay any additional amounts of Taxes or Other Taxes pursuant to Section 5.1 to any Bank for the account of any Lending Office of such Bank: (i) if the obligation to pay such additional amounts would not have arisen but for a failure by such Bank to comply with its obligations under Section 5.1 in respect of such Lending Office; (ii) if such Bank shall have delivered to the Company a Form 4224 in respect of such Lending Office pursuant to Section 5.1(f)(i)(A), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or (iii) if the Bank shall have delivered to the Company a Form 1001 in respect of such Lending Office pursuant to Section 5.1(f)(i)(B), and such Bank shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by the Company hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of any such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

          (h) If, at any time, the Company requests any Bank to deliver any forms or other documentation pursuant to Section 5.1(f)(iv), then the Company shall, on demand of such Bank, directly reimburse such Bank (with a notice to the Agent) for any costs and expenses (including expenses of outside legal counsel and the allocated costs of in-house counsel) reasonably incurred by such Bank in the preparation or delivery of such forms or other documentation.

          (i) If the Company is required to pay additional amounts to any Bank or the Agent pursuant to Section 5.1(d), then such Bank shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue if such change in the judgment of such Bank is not otherwise disadvantageous to such Bank.

          (j) The agreements and obligations of the Company contained in this
Section 5.1 shall survive the payment in full of all other Obligations.

          5.2  Payments by the Company.  All payments of principal, interest and
               -----------------------
fees hereunder shall be in the same day funds and delivered to the Agent for credit to:

               Bank of America National Trust
               and Savings Association
               Attention: Agency Management Services #5596
               ABA No. 121-000-358
               Bancontrol Account No. 12331-14194
               Reference:  Anthony Industries, Inc.

not later than 11:00 A.M. (San Francisco time) on the date due; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day.

          5.3  Apportionment and Application of Payments.  Aggregate principal
               -----------------------------------------
and interest payments in respect of Committed Loans shall be apportioned among the Committed Loans to which such payments relate and payments of the aggregate Commitment and commitment fee shall be apportioned ratably among the Banks, in each case proportionately to their respective Pro Rata Shares therein. Notwithstanding the foregoing provisions of this Section 5.3, if any Notice of Committed Borrowing is withdrawn as to any Bank pursuant to Section 5.5 or 5.8 or if any such Bank makes Base Rate Loans in lieu of its Pro Rata Share of the Offshore Rate Loans, the Agent shall give effect thereto in apportioning payments received thereafter. Unless otherwise specified in a notice from the Company to the Agent (which notice will be promptly transmitted to the Banks), each Bank's share of all payments received by the Agent shall be applied first to Base Rate Loans of that Bank to the full extent thereof before application to Offshore Rate Loans. In the event that any Bank is required for any reason to refund or repay to the Company or any other Person all or any portion of any amount remitted to it pursuant to this Agreement, such Bank shall notify the Agent of such amount, who shall notify each Bank of its Pro Rata Share thereof. The Banks shall promptly remit such amount to the Agent for the account of such Bank.

          5.4  Payments on Non-Business Days.  Whenever any payment to be made
               -----------------------------
hereunder shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of the interest hereunder or payment of the commitment fees or other fees hereunder, as the case may be; provided that, in the event that the day on which payment relating to an
        --------
Offshore Rate Loan or an Offshore Rate Bid Loan is due is not a Business Day but is a day of the month after which no further Business Day occurs in that month, then the due date thereof shall be the next preceding Business Day.

          5.5  Illegality.
               ----------

          (a) If any Bank shall determine that the introduction of any Requirement of Law or any change in or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Bank or its Lending Office to make Offshore Rate Loans or Offshore Rate Bid Loans, then, on notice thereof by the Bank to the Company through the Agent, the obligation of the Bank to make Offshore Rate Loans or Offshore Rate Bid Loans shall be suspended until the Bank shall have notified the Agent and the Company that the circumstances giving rise to such determination no longer exists.

          (b) If a Bank shall so determine that it is unlawful to maintain any Offshore Rate Loan or Offshore Rate Bid Loans, the Company shall prepay in full all Offshore Rate Loans or Offshore Rate Bid Loans of the Bank then outstanding, together with interest accrued thereon, either on the last day of the Interest Period thereof if the Bank may lawfully continue to maintain such Offshore Rate Loans or Offshore Rate Bid Loans to such day, or promptly, if the Bank may not lawfully continue to maintain such Offshore Rate Loans or Offshore Rate Bid Loans, together with any amounts required to be paid in connection therewith pursuant to Section 5.7.

          (c) If the Company is required to prepay any Offshore Rate Loans immediately as provided in Section 5.5(b), then concurrently with such prepayment, the Company shall borrow from the affected Bank, in the amount of such repayment, a Base Rate Loan.

          (d) Before giving any notice to the Agent pursuant to this Section 5.5, the affected Bank shall designate a different Lending Office with respect to its Offshore Rate Loans or Offshore Rate Bid Loans if such designation will avoid the need for giving such notice or making such demand and will not, in the judgment of the Bank, be illegal or otherwise disadvantageous to the Bank.

          5.6  Increased Costs and Reduction of Return.  (a) If any Bank shall
               ----------------------------------------
determine that, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) issued after the date hereof, there shall be any increase in the cost to such Bank of agreeing to make or making, funding or maintaining any Offshore Rate Loans or Offshore Rate Bid Loans, then the Company shall be liable for, and shall from time to time, upon demand therefor by such Bank (with a copy of such demand to the Agent), pay to such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

          (b) If any Bank shall have determined that the introduction of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the interpretation or administration thereof by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) or any corporation controlling the Bank, with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority issued after the date hereof, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its obligation under this Agreement, then, upon demand of such Bank, the Company shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase. The Company acknowledges that the method of funding by each Bank of its Loans hereunder shall be in the sole direction of such Bank. The Company agrees that for purposes of any determination to be made under Sections 5.5, 5.6, 5.7 or 5.8, each Bank shall be deemed to fund its Offshore Rate Loans directly in the applicable offshore interbank market.

          5.7  Funding Losses.  The Company agrees to reimburse each Bank and to
               --------------
hold each Bank harmless from any loss or expense which the Bank may sustain or incur (excluding the loss of anticipated profits) from the liquidation or reemployment of funds obtained by it to maintain its Offshore Rate Loans or Offshore Rate Bid Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained as a consequence of: (a) the failure of the Company to make any prepayment of principal of any Offshore Rate Loan or Offshore Rate Bid Loan or to make any payment after any acceleration thereof;
(b) the failure of the Company to borrow, continue or convert a Committed Loan after the Company has given (or is deemed to have given) a Notice of Committed Borrowing or a Notice of Conversion/ Continuation; (c) the failure of the Company to make any prepayment after the Company has given a notice in accordance with Section 2.9; or (d) the prepayment of an Offshore

Rate Loan or an Offshore Rate Bid Loan on a day (including after acceleration thereof) which is not the last day of the Interest Period with respect thereto. This covenant shall survive the payment in full of all other Obligations.

          5.8  Inability to Determine Rates.  If Bank of America shall have
               ----------------------------
determined that for any reason adequate and reasonable means do not exist for ascertaining the Offshore Rate for any requested Interest Period with respect to a proposed Offshore Rate Loan or Offshore Rate Bid Loan or if the Requisite Banks advise the Agent that the Offshore Rate applicable for any requested Interest Period with respect to a proposed Offshore Rate Loan, Offshore Rate Bid Loan does not adequately and fairly reflect the cost to such Banks of funding such Loan, Bank of America shall notify the Agent who will forthwith give notice of such determination to the Company and each Bank. Thereafter, the obligation of the Banks to make or maintain Offshore Rate Bid Loans or Offshore Rate Loans, as the case may be, hereunder shall be suspended until the Agent upon the instruction of the Requisite Banks revokes such notice in writing. Upon receipt of such notice, the Company may revoke any Notice of Committed Borrowing or Notice of Conversion/ Continuation then submitted by it. A Competitive Bid Request shall be deemed automatically revoked. If the Company does not revoke such notice with respect to Committed Loans, the Banks shall make, convert or continue the Committed Loans, as proposed by the Company, in the amount specified in the applicable notice submitted by the Company, but such Loans shall be made, converted or continued as Base Rate Loans instead of Offshore Rate Loans.

          5.9  Payments by Banks.   Unless the Agent shall have received notice
               -----------------
from a Bank at least one Business Day prior to the date of any proposed Borrowing (or, with respect to Borrowings comprised of Base Rate Loans or Absolute Rate Bid Loans, prior to the Agent funding such Borrowing on such Borrowing Date) that such Bank will not make available to the Agent for the account of the Company the amount of that Bank's Loan, the Agent may assume that each Bank has made such amount available to the Agent on the Borrowing date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent and the Agent in such circumstances has made available to the Company such amount, that Bank shall within two Business Days following the date of such Borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A certificate of the Agent submitted to any Bank with respect to amounts owing under this Section 5.9 shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent within two Business Days following the date of such Borrowing, the Agent shall notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to such Loan.


          Section 6.  CONDITIONS TO EFFECTIVENESS OF AGREEMENT
                      ----------------------------------------
                      AND EXTENSIONS OF CREDIT.
                      ------------------------

          6.1  Conditions of Initial Loans.  The obligation of each Bank to make
               ---------------------------
its first Loan hereunder is subject to condition that the Agent shall have received on or before the Closing Date all of the following, in form and substance satisfactory to the Agent and its counsel and in sufficient copies for each Bank:

          (a) Credit Agreement.  This Agreement executed by the Company, the
              ----------------
Agent and each of the Banks.

          (b)  Resolutions; Incumbency.
               -----------------------

               (i) Copies of the resolutions of the board of directors or the executive committee of the Company approving and authorizing the execution, delivery and performance by the Company of this Agreement, the other Loan Documents to be delivered hereunder and authorizing the borrowing of the Loans, certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company; and

               (ii) A certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute and deliver, as applicable, this Agreement, and all other Loan Documents to be delivered hereunder.

          (c) Articles of Incorporation; By-laws and Good Standing.  Each of the
              ----------------------------------------------------
following documents:

               (i) the articles or certificate of incorporation of the Company as in effect on the Closing Date, certified by the Secretary of State of the State of incorporation of the Company as of a recent date and by the Secretary or Assistant Secretary of the Company as of the Closing Date and the bylaws of the Company as in effect on the Closing

     Date, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date; and

               (ii) a good standing certificate for the Company from the Secretary of State of its state of incorporation and each state where the Company is qualified to do business as a foreign corporation as of a recent date, together with bring-down certificate by telex or telecopy, dated as of a recent date.

          (d) Legal Opinions.  An opinion of Proskauer, Rose, Goetz &
              --------------
Mendelsohn, and addressed to the Agent and the Banks in form and substance satisfactory to the Agent and the Banks.

          (e) Payment of Fees.  The Company shall have paid all costs and
              ---------------
expenses to the extent then due and payable on the Closing Date, together with attorney fees, costs and expenses (including the allocated cost of Agent's inhouse counsel and staff) to the extent invoiced prior to or on the Closing Date, together with such additional amounts of such fees, costs and expenses as shall constitute the Agent's reasonable estimate of such reasonable fees, costs and expenses incurred or to be incurred through the closing proceedings, provided that such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent.

          (f) Certificate.  A certificate signed by a Responsible Officer, dated
              -----------
as of the Closing Date, stating that: (i) the representations and warranties contained in Section 7 are true and correct on and as of such date, as though made on and as of such date; (ii) no Default or Event of Default exists on the Closing Date; and (iii) there has occurred since December 31, 1994, no Material Adverse Effect.

          (g) Financial Statements.  A copy of the financial statements of the
              --------------------
Company and its Restricted Subsidiaries referred to in Section 7.5.

          (h) Other Documents.  Such other approvals, opinions or documents as
              ---------------
any Bank may reasonably request.

          6.2  Conditions to all Borrowings.  The obligation of each Bank to
               ----------------------------
make, continue or convert any Loan hereunder (including its initial Loan) is subject to the satisfaction of the following conditions precedent on the relevant borrowing, continuation or conversion date:

          (a) Notice of Committed Borrowing.  The Agent shall have received a
              -----------------------------
Notice of Committed Borrowing.

          (b) Notice of Conversion/Continuation.  With respect to conversions or
              ---------------------------------
continuations of Committed Loans, the Agent shall have received a Notice of Conversion/Continuation.

          (c)  Continuation of Representations and Warranties.  The
               ----------------------------------------------
representations and warranties made by the Company contained in Section 7 shall be true and correct on and as of such borrowing, continuation or conversion date with the same effect as if made on and as of such borrowing, continuation or conversion date.

          (d)  No Existing Default.  No Default or Event of Default shall exist
               -------------------
or shall result from such Borrowing, conversion or continuation.

Each Borrowing, conversion or continuation by the Company hereunder shall constitute a representation and warranty by the Company hereunder as of each such date that the conditions in this Section 6.2 have been satisfied.


          Section 7.  REPRESENTATIONS AND WARRANTIES
                      ------------------------------

          In order to induce the Banks and the Agent to enter into this Agreement and to make any extension of credit hereunder, the Company represents and warrants to each Bank and the Agent that the following statements are true, correct and complete:

          7.1  Corporate Existence and Power.  The Company and each of its
               -----------------------------
Restricted Subsidiaries: (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(b) has the corporate power and authority to own its assets, carry on its business and to execute, deliver and perform its obligations under the Loan Documents; and (c) is duly qualified as a foreign corporation or licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified, licensed or in good standing could not reasonably be expected to cause a Material Adverse Effect.

          7.2  Corporate Authorization; No Contravention.  The execution,
               -----------------------------------------
delivery and performance by the Company, and its Restricted Subsidiaries of this Agreement and any other Loan Document to which such Person is party, have been duly authorized by all necessary corporate action and do not and will not: (a) contravene the terms of that Person's certificate of incorporation, bylaws or other organization document; (b) conflict with or result in any breach or contravention of, or the creation of any material Lien under, any indenture, agreement, lease, instrument, Contractual Obligation, injunction, order, decree or undertaking to which such Person is a party; or (c)violate any Requirement of Law.

          7.3  Binding Effect.  This Agreement and each other Loan Document to
               --------------
which the Company or any of its Restricted Subsidiaries is a party constitute the legal, valid and binding obligations of each respective Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

          7.4  Restricted Subsidiaries.  Schedule 7.4 attached hereto states the
               -----------------------
name of each of the Company's Subsidiaries, its jurisdiction and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of Schedule 7.4 constitute Restricted Subsidiaries. The Company and each Restricted Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Restricted Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

          7.5  Financial Statements.  (a) The consolidated balance sheet of the
               --------------------
Company and its Consolidated Subsidiaries as of December 31, 1994, and the consolidated statement of income and shareholders' equity and cash flows for the fiscal year ended on said date, accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification, by Ernst & Young, have been prepared in accordance with GAAP, consistently applied, and present fairly the financial position of the Company and its Consolidated Subsidiaries as of such date and the results of their operations and cash flows for such period in accordance with GAAP. The unaudited consolidating balance sheets of the Company and its Consolidated Subsidiaries as of December 31, 1994, and the unaudited consolidating statements of income and shareholders' equity and cash flows for the year ended on said date prepared by the Company have been prepared in accordance with GAAP, consistently applied.

          (b) Since December 31, 1994, there has been no change in the condition, financial or otherwise, of the Company and its Consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has had a Material Adverse Effect.

          7.6  Indebtedness.  Schedule 7.6 attached hereto correctly describes
               ------------
all Current Debt, Funded Debt, material Capitalized Leases and letters of credit of the Company and its Restricted Subsidiaries outstanding on the date indicated thereon.

          7.7  Disclosure.  Neither the financial statements referred to in
               ----------
Section 7.5 nor any other written statement furnished by the Company to you in connection herewith contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading as of their respective dates; provided, however, that with respect to
                                         --------  -------
any financial projections contained therein, the Company represents only that such projections were prepared in good faith based on assumptions determined by the Company as reasonable and appropriate. There is no fact peculiar to the Company or its Restricted Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

          7.8  Pending Litigation.  There are no proceedings pending or, to the
               ------------------
knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.

          7.9  Title to Properties.  The Company and each Restricted Subsidiary
               -------------------
has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in Section 7.5, except as sold or otherwise disposed of in the ordinary course of business and except for Permitted Liens.

          7.10  Patents and Trademarks.  The Company and each Restricted
                ----------------------
Subsidiary owns or has the right to use all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

          7.11  No Default.  No Default or Event of Default has occurred and is
                ----------
continuing.  Neither the Company nor any

Restricted Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt or is in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued, and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          7.12  Governmental Consent.  No approval, consent or withholding of
                --------------------
objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Loan Documents or compliance by the Company with any of the provisions of the Loan Documents.

          7.13  Taxes.  All tax returns required to be filed by the Company or
                -----
any Restricted Subsidiary in any jurisdiction have, in fact, been filed, except tax returns as to which the failure to file would not reasonably be expected to have a Material Adverse Effect, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1992, either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate in accordance with GAAP for all open years, and for its current fiscal period.

          7.14  Use of Proceeds.  The Company shall use the proceeds of the
                ---------------
Loans solely for working capital and other general corporate purposes not in contravention in any material respect of any material Requirement of Law, and including Acquisitions and Restricted Payments. None of the transactions contemplated in the Loan Documents (including, without limitation thereof, the use of proceeds of the Loans will violate or result in a violation of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Restricted Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation U other than the capital stock of the Company.

          7.15  ERISA.  To the Company's knowledge, the consummation of the
                -----
transactions provided for herein and compliance by the Company with the provisions hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Code other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained. Each Qualified Plan complies in all material respects with all applicable statutes and governmental regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Qualified Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Multiemployer Plan, and (c) no steps have been instituted to terminate any Qualified Plan in a distress termination under Section 4041(c) of ERISA or a termination issued by the PBGC under Section 4042 of ERISA. No condition exists or event or transaction has occurred in connection with any Qualified Plan which would result in the incurrence by the Company or any ERISA Affiliate or any liability, fine or penalty which would have a material adverse effect on the financial condition of the Company. No Qualified Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Qualified Plans exceed, as of the last annual valuation date, the value of the assets of the Qualified Plans allocable to such vested benefits based on the assumptions contained in the most recent actuarial valuation report for the Qualified Plan by an amount greater than $500,000 in the aggregate. Neither the Company nor any ERISA Affiliate has any contingent liability in excess of $1,500,000 with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) that is required to be reflected on the Company's financial statements under FASB 106, except as has been disclosed to the Agent in writing. Neither the Company nor any Restricted Subsidiary is part of any Multiemployer Plan.

          7.16  Compliance with Law.  Neither the Company, nor any Restricted
                -------------------
Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in any Loan Document. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal where such default could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and the Restricted Subsidiaries, taken as a whole.

          7.17  Compliance with Environmental Laws.  Neither the Company nor any
                ----------------------------------
Restricted Subsidiary is in violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could reasonably be expected to have a Material Adverse Effect.

          7.18  Regulated Entities.  None of the Company, any Person controlling
                ------------------
the Company, or any Restricted Subsidiary of the Company, is (a) an "Investment Company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          7.19  No Burdensome Restrictions.  Neither the Company, nor any of its
                --------------------------
Restricted Subsidiaries is a party to or bound by any Contractual Obligation or subject to any charter or corporate restriction or any Requirement of Law which could reasonably be expected to have a Material Adverse Effect.

          7.20  Labor Relations.  There are no strikes, lockouts or other labor
                ---------------
disputes against the Company or any of its Restricted Subsidiaries, or , to the best of the Company's knowledge, threatened against or affecting the Company or any of its Restricted Subsidiaries, and no unfair labor practice complaint is pending against the Company or any of its Restricted Subsidiaries or, to the best knowledge of the Company, threatened against any of them before any Governmental Authority, which, in each case, could reasonably be expected to cause a Material Adverse Effect.

          7.21  Insurance.  The properties of the Company and its Restricted
                ---------
Subsidiaries are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as is customarily carried on by companies engaged in similar businesses and owning similar properties in localities where the Company or such Restricted Subsidiary operates.

          7.22  No Restrictions on Restricted Subsidiaries.  Neither the Company
                ------------------------------------------
nor any Restricted Subsidiary has entered into, or committed to enter into, any agreement or understanding that could limit or restrict any Restricted Subsidiary making or declaring any dividends, either in cash or property, to the Company, repaying or prepaying any Indebtedness owing to the Company, or making any Investment in the Company.


          Section 8.  AFFIRMATIVE COVENANTS
                      ---------------------

          The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Obligation shall remain unpaid, unless the Requisite Banks waive compliance in writing:

          8.1  Financial Statements.  The Company shall deliver to the Agent and
               --------------------
each Bank in form and detail satisfactory to the Requisite Banks:

          (a) Quarterly Statements.  As soon as available and in any event
              --------------------
within 50 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

          (1) consolidated and consolidating balance sheets of the Company and the Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

          (2) consolidated and consolidating statements of income of the Company and the Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

          (3) consolidated and consolidating statements of cash flows of the Company and the Restricted Subsidiaries for each quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all certified by an appropriate Responsible Officer as being complete and correct and fairly presenting, in accordance with GAAP (except for the use of abbreviated footnotes of the type required by the Securities and Exchange Commission to be included in quarterly reports on Form 10-Q), the financial position and the results of operations of the Company and the Restricted Subsidiaries.

          (b) Annual Statements.  As soon as available and in any event within
              -----------------
105 days after the close of each fiscal year of the Company, copies of:

          (1) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year, and

          (2) consolidated and consolidating statements of income and retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied, with respect to the Company and its Restricted Subsidiaries, by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of operations and cash flows for said year in conformity with GAAP and that the audit of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards;

          (c) Audit Reports.  Promptly upon receipt thereof, one copy of each
              -------------
interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and any management letter received from such accountants;

          (d) SEC and Other Reports.  Promptly upon their becoming sent or
              ---------------------
filed, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Restricted Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any material proceedings to which the Company or any of its Restricted Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Restricted Subsidiaries;

          (e) ERISA Reports.  As soon as practicable and in any event within 60
              -------------
days after the Company knows that any of the following events has occurred, written notice of (i) a Reportable Event with respect to any Plan; (ii) the Company's receipt of notice from the PBGC stating its intention to terminate any Plan under Section 4042 of ERISA; (iii) the provision by the administrator of any Plan of a notice of intent to terminate such Plan in a distress termination under Section 4041 of ERISA; (iv) the imposition of withdrawal liability by a Multiemployer Plan under Section 4202 of ERISA of which the Company or an ERISA Affiliate has received notice from the Plan sponsor under Section 4219 of ERISA;
(v) a "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan where the "amount involved" under Section 4975 of the Code or Section 502(i) of ERISA exceeds $500,000, other than a transaction for which a statutory exemption is available or an administrative exemption has been obtained; or (vi) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability (exceeding $1,500,000,) calculated in accordance with FASB 106 and required to be reported under FASB 106;

          (f) Officer's Certificates.  Within the periods provided in paragraphs
              ----------------------
(a) and (b) above, a certificate of a Responsible Officer stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section
9.11 through Section 9.15 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (g) Accountant's Certificates.  Within the period provided in
              -------------------------
paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, (i) the Company is in compliance with Sections 9.11, 9.12, 9.13(a)(3), 9.14 and 9.15 as of the end of such year and (ii) anything came to their attention that caused them to believe that the Company failed to comply with the terms, covenants, provisions or conditions of Section 9.13 (excluding Section 9.13(a)(3)) insofar as they relate to accounting matters, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

          (h) Requested Information.  With reasonable promptness, such other
              ---------------------
data and information as the Agent or any Bank may reasonably request and which may be furnished without unreasonable expense to the Company.

          8.2  Notices.  The Company shall promptly notify the Agent and each
               -------
Bank:

          (a) upon becoming aware of the occurrence of any Default or Event of Default and of the occurrence or existence of any event or circumstance that foreseeably will become a Default or Event of Default and the action which the Company is taking or proposes to take with respect thereto;

          (b) upon becoming aware of any (i) breach or non-performance of, or any default under any Contractual Obligation of the Company or any of its Restricted Subsidiaries which could result in a Material Adverse Effect;

          (c) upon becoming aware of the commencement of, or any material development in, any litigation, dispute, litigation, investigation, proceeding or suspension affecting the Company or any Restricted Subsidiary (i) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, could have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of this Agreement or any Loan Document or the operations of the Company or any of its Restricted Subsidiaries;

          (d) upon, but in no event later than ten business days after, receipt of notice of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any Restricted Subsidiary or any of their properties pursuant to any applicable Environmental Laws and (ii) all other Environmental Claims which, in the case of each of clauses (i) and (ii) could reasonably be expected to have a Material Adverse Effect;

          (e) upon becoming aware of any other litigation or proceeding affecting the Company or any of its Restricted Subsidiaries which the Company would be required to report to the

Securities and Exchange Commission pursuant to the Exchange Act, within four days after reporting the same to the Securities and Exchange Commission;

          (f) upon becoming aware of any Material Adverse Effect; and

          (g) promptly upon becoming aware of any labor controversy resulting in or threatening to result in any material strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Company or any Restricted Subsidiary.

Each notice pursuant to this Section shall be accompanied by a written statement by a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action, if any, the Company proposes to take with respect thereto.

          8.3  Corporate Existence, Etc.  The Company will preserve and keep in
               ------------------------
full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that
                                                         --------  -------
the foregoing shall not prevent any transactions permitted by Section 9.3 or prevent the dissolution, liquidation, merger or other disposition of Subsidiaries not holding any assets.

          8.4  Insurance.  The Company shall maintain, and shall cause each of
               ---------
its Restricted Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance. Upon request of the Agent or any Bank, the Company shall furnish the Agent (who shall deliver the same to each Bank), with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a copy of all insurance policies maintained by the Company and its Restricted Subsidiaries and a certificate of a Responsible Officer of the Company (and, if requested by the Agent or any Bank, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Restricted Subsidiaries in accordance with this Section 8.4 (and which, in the case of a certificate of a broker, were placed through such broker).

          8.5  Taxes, Claims for Labor and Materials, Compliance with Laws.  The
               -----------------------------------------------------------
Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided, however,
                                                           --------  -------
that the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto in accordance with GAAP or (ii) the failure to pay any such tax, assessment, charge, levy, account payable or claim could not reasonably be expected to (A) materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company or such Restricted Subsidiary or (B) impair the ability of the Company to perform its obligations hereunder. Neither the Company nor any Restricted Subsidiary shall violate any law, ordinance or governmental rule and regulation to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, if such violation could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Restricted Subsidiaries or would result in any Lien not permitted under Section 9.1.

          8.6  Maintenance, Etc.  The Company will maintain, preserve and keep,
               ----------------
and will cause each Restricted Subsidiary to maintain, preserve and keep (subject to sale in the ordinary course of business), its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

          8.7  Payment of Obligations.  Subject to Section 8.5, the Company
               ----------------------
shall, and shall cause its Restricted Subsidiaries to, pay and discharge as the same shall become due and payable, all their respective material obligations and liabilities, including all material Indebtedness as and when due and payable but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          8.8  Environmental Laws.  Upon the written request of the Agent or any
               ------------------
Bank, the Company shall submit and cause each of its Restricted Subsidiaries to submit, to the Agent (who shall deliver the same to each Bank) with sufficient copies for each Bank, at the Company's sole cost and expense, at reasonable intervals, but in any event no more frequently than quarterly, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 8.2(d), that could, individually or in the aggregate, result in liability in excess of $5,000,000.

          8.9  Inspection of Property and Books and Records.  The Company shall
               --------------------------------------------
maintain, and shall cause each of its Restricted Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries which will allow for preparation of financial statements in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Restricted Subsidiaries. The Company will permit, and will cause each of its Restricted Subsidiaries to permit, representatives of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers employees and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably requested, upon reasonable advance notice to the Company.

          8.10  Incorporation by Reference of Note Agreement Covenants.  So long
                ------------------------------------------------------
as the Note Agreement remains in effect, the Company shall perform and comply with each and every covenant and agreement required to be performed or observed by it pursuant to Section 5 of the Note Agreement, as amended or waived from time to time, and all such provisions, together with the related definitions of terms contained therein, are hereby incorporated by reference herein with the same force and effect as if each and every such provision were set forth herein in its entirety and that the term "Institutional Holder" therein shall be deemed to refer to the Agent herein for the purpose of any such information reporting and similar requirements contained therein, and the

Agent shall deliver anything received by it thereunder to each Bank.


          Section 9.  NEGATIVE COVENANTS
                      ------------------

          The Company covenants and agrees that, so long as any Bank shall have any Commitment hereunder, or any Obligation shall remain unpaid, unless the Requisite Banks waive compliance in writing:

          9.1  Limitation on Liens.  The Company will not, nor will it permit
               -------------------
any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except the following ("Permitted Liens"):
                       ---------------

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of carriers, warehousemen, landlords, mechanics and materialmen, provided payment thereof is not at the time required by Section 8.5;

          (b) Liens of or resulting from any judgment or award the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) Liens incidental to the conduct of business or the ownership of process and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehouseman's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

          (f) Liens existing as of Closing Date;

          (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary (or to secure indebtedness incurred solely for the purpose of financing the initial acquisition of any such fixed assets to be subject to such Lien), including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to (x) 100% in the case of fixed assets which are personal property (including Capitalized Leases of fixed assets which are personal property) or (y) 80% in the case of fixed assets which are real property, of the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Board of Directors of the Company), and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 9.13;

          (h) extensions and renewals of Liens described in paragraphs (f) and
     (g) of this Section 9.1, provided that

     (i) such Liens shall not be extended to other property of the Company or any Restricted Subsidiary, and (ii) the principal amount of Indebtedness secured thereby shall not be increased over the principal amount thereof outstanding immediately prior to such extension or renewal; and

          (i) Liens not otherwise permitted by this Section 9.1 incurred in connection with the incurrence of additional Funded Debt provided that the incurrence of such Funded Debt is permitted by Section 9.13(a)(3).

          9.2  Restricted Payments.  The Company will not, nor will it permit
               -------------------
any Restricted Subsidiary to, make any Restricted Payment if after giving effect thereto any Event of Default shall have occurred and be continuing, the Company would not be in compliance with Section 9.13 or the aggregate amount of Restricted Payments made during the period from and after December 31, 1992 to and including the date of the making of the Restricted Payment in question would exceed the sum of (x) $4,500,000 plus (y) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or, if such Consolidated Net Income is a deficit figure, then minus 100% of the deficit)

plus (z) the aggregate net cash proceeds to the Company from the issue or sale
- ----
of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock during said period (other than the net cash proceeds to the Company pursuant to clause (o) of the definition of "Permitted Investments").

          The Company will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.

          For the purposes of this Section 9.2, (i) the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question and (ii) on the date which is twelve months after the date on which a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time and such Investments will not be taken into account for purposes of this Section 9.2 prior to such time.

          9.3  Mergers, Consolidations and Sales of Assets.  (a) The Company
               -------------------------------------------
will not, nor will it permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of (including by means of merger or consolidation) all or any substantial part (as defined in paragraph (d) of this Section 9.3) of the assets of the Company and the Restricted Subsidiaries; provided, however, that:
                                                --------  -------

          (1) any Restricted Subsidiary may merge or consolidate (i) with or into the Company or any wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation or (ii) with any other Person provided that such merger or consolidation does not constitute a sale, lease or other disposition of a substantial part of the assets of the Company and the Restricted Subsidiaries;

          (2) the Company may consolidate or merge with any other corporation if
     (i) the Company shall be the surviving or continuing corporation, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and
     (iii) after giving effect to such consolidation or merger the Company would be in compliance with the provisions of Section 9.13(a); and

          (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any wholly-owned Restricted Subsidiary.

          (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 9.3, any warrants, rights or options to purchase or otherwise acquire stock or other securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a wholly-owned Restricted Subsidiary, except for (i) the purpose of qualifying directors,
(ii) in satisfaction of the validly preexisting preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary or (iii) any such issuance or sale if an amount equal to the net proceeds of which are used to prepay Funded Debt of the Company or any Restricted Subsidiary with a pro rata portion of such proceeds offered to prepay the Committed Loans.

          (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any

Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

               (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of in an entirety;

               (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

               (3) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

               (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

               (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

          (d) As used in this Section 9.3, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries or divisions (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 15% of Consolidated Total Assets, determined as of the end of the immediately preceding fiscal year. For purposes of making any determination of "substantial part", a sale, lease or other disposition of assets shall be excluded from any computation thereof if the net proceeds of such sale, lease or other disposition are held in an account which is segregated from all other accounts and funds of the Company and identified as holding such proceeds, provided that such proceeds are applied within one year after such sale, lease or other disposition to either (i) purchase other fixed or capital assets useful and intended to be used in the business of the Company or a Restricted Subsidiary, or (ii) prepay Committed Loans hereunder.

          9.4  Transactions with Affiliates.  The Company will not, nor will it
               ----------------------------
permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except (i) employment, consulting and other compensation arrangements with the current chairman of the board of directors of the Company and (ii) in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

          9.5  Termination of Pension Plans.  The Company will not, nor will it
               ----------------------------
permit any ERISA Affiliate to, withdraw from any Multiemployer Plan if such withdrawal would result in withdrawal liability (as described in Part I of Subtitle E of Title IV of ERISA) which is currently owing which could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole. The Company and any ERISA Affiliate will not permit any employee benefit plan maintained by it to be terminated if such termination could result in the imposition of a Lien on any property of the Company or any ERISA Affiliate pursuant to Section 4068 of ERISA.

          9.6  Nature of Business.  The Company will not, nor will it permit any
               ------------------
Restricted Subsidiary to, engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement. No transaction or series of transactions permitted under Section 9.3 or constituting Permitted Investments shall be deemed to violate this Section 9.6.

          9.7  Compliance with ERISA.  The Company will not directly or
               ---------------------
indirectly, nor will it permit any ERISA Affiliate directly or indirectly, (i) to terminate in a distress termination under Section 4041 of ERISA, any Plan subject to Title IV of ERISA so as to result in any material liability to the Company or any ERISA Affiliate, (ii) to permit to exist any ERISA Event or any other event or condition, which presents the risk of a material liability of the Company or any ERISA

Affiliate, or (iii) to make a complete or partial withdrawal (within the meaning of ERISA Section 4201) from any Multiemployer Plan so as to result in any material liability to the Company or any ERISA Affiliate. For purposes of this
Section 9.7, "material liability" means any liability which materially and adversely effects the properties, business, prospects, profits or condition (financial or otherwise) of the Company and the Restricted Subsidiaries, taken as a whole.

          9.8  Operating Leases.  The Company will not, nor will it permit any
               ----------------
Restricted Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under any Operating Leases, except for

          (a) Operating Leases of the Company and its Restricted Subsidiaries in existence on the Closing Date and any renewal, extension or refinancing thereof that does not increase the rental payments therefor; and

          (b) after the Closing Date, Operating Leases other than those permitted under Section 9.8(a) entered into by the Company or any of its Restricted Subsidiaries, provided that the aggregate annual rental payments for
                         --------
all such Operating Leases shall not exceed in any fiscal year $10,000,000.

          9.9  Loans and Investments.  The Company will not, nor will it suffer
               ---------------------
or permit any Restricted Subsidiary to, make any Investment in any Person including any Affiliate of the Company, except for Permitted Investments and extensions of credit by the Company to any of its Restricted Subsidiaries or by any of its Restricted Subsidiaries to another of its Restricted Subsidiaries of the Company.

          9.10  Acquisitions.  The Company will not, nor will it suffer or
                ------------
permit any Restricted Subsidiary to, make any Acquisitions, except for Acquisitions (a) the aggregate book value of which (to the purchaser) does not exceed fifty percent (50%) of Consolidated Tangible Net Worth during any 12-month period, and (b) which are not opposed by the board of directors or management of any Person or business to be acquired.

          9.11  Consolidated Tangible Net Worth.  The Company will not permit
                -------------------------------
its Consolidated Tangible Net Worth at any time during any fiscal quarter to be less than $55,000,000.

          9.12  Current Ratio.  The Company will not permit its ratio of
                -------------
Consolidated Current Assets to Consolidated Current Liabilities as of the end of each fiscal quarter to be less than 1.5 to 1.0.

          9.13  Limitations on Indebtedness. (a) The Company will not, nor will
                ---------------------------
it permit any Restricted Subsidiary to, create, assume, suffer to exist or incur or in any manner become liable in respect of any Indebtedness for borrowed money or other Indebtedness described in clauses (i) through (vi) of the definition thereof, except:

          (1) Obligations hereunder, Indebtedness under that Credit Agreement, dated as of June 28, 1993, among the Company, the Banks and the Agent, as amended from time to time, and Indebtedness under the Note Agreement;

          (2) Indebtedness of the Company and its Restricted Subsidiaries outstanding as of the date of this Agreement and reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries reflected in Schedule 7.6 hereto or available under the agreement or facility pursuant to which such Indebtedness is incurred described in
     Schedule 7.6 hereto, and any renewals, extensions, refinancings or replacements of such Indebtedness so long as (i) the principal amount thereof (or available under the agreement or facility pursuant to which such Indebtedness is incurred) shall not exceed the amount thereof outstanding or available on June 28, 1993 and (ii) such renewal, extension, refinancing or replacement shall have terms which are not materially more adverse to the Company or its Restricted Subsidiaries, as the case may be, as the original Indebtedness; provided that outstanding Current Debt under
                                   --------
     this clause (2) shall not in any event exceed $16,000,000 in the aggregate at any one time;

          (3) Funded Debt of the Company and its Restricted Subsidiaries;

     provided, however, that:
     --------  -------

               (i) Outstanding Consolidated Funded Debt shall not exceed 55% of Total Capitalization at any time, and

               (ii) the aggregate amount of all Priority Debt shall not exceed 10% of Consolidated Net Worth at any time;

          (4) Indebtedness of a Restricted Subsidiary to the Company or to a wholly-owned Restricted Subsidiary;

          (5) Guaranties of the Company and Restricted Subsidiaries which are limited in amount to a stated maximum dollar exposure; and

          (6) Other Indebtedness of the Company and the Restricted Subsidiaries for borrowed money or other

     Indebtedness described in clauses (i) through (vi) of the definition thereof not otherwise permitted by clauses (1) through (5) above; provided,
                                                                       --------
     however, that, commencing June 1, 1995 and at all times thereafter,
     -------
     Indebtedness permitted by this clause (6) shall not exceed $15,000,000 in aggregate principal amount at any one time;

provided, however, that all Indebtedness permitted by this Section 9.13(a) shall
- --------  -------
not exceed $180,000,000 in aggregate principal amount at any one time.

          (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 9.13 be deemed to have created, assumed or incurred at the time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

          9.14  Fixed Charges Coverage Ratio.  The Company will not permit, as
                ----------------------------
of the end of each fiscal quarter, its ratio of Cash Flow Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters of the Company ending with or within a period set forth below for such four-quarter period to be less than 2.50 to 1.

          9.15  Capital Expenditures.  The Company will not, nor will it permit
                --------------------
any Restricted Subsidiary to, make or commit to make Capital Expenditures in excess of $20,000,000 in the aggregate in any fiscal year.

          9.16  Change in Business.  The Company will not, nor will it permit
                ------------------
any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by it on the date hereof except as otherwise provided in Section 9.3.

          9.17  Accounting Changes.  The Company will not, nor will it permit
                ------------------
any Restricted Subsidiary to (i) make any significant changes in accounting, except as may be allowed or required by GAAP and only if the impact of such changes are disclosed and quantified in a note to the Company's financial statements, or (ii) change the fiscal year of the Company or any of its Restricted Subsidiaries.

          9.18  No Restrictions on Restricted Subsidiaries.  The Company will
                ------------------------------------------
not, nor will it permit any Restricted Subsidiary to, enter into, or commit to enter into, any agreement or understanding that could limit or restrict any Restricted Subsidiary making or declaring any dividends, either in cash or property, to the Company, repaying or prepaying any Indebtedness owing to the Company, or making any Investment in the Company.


          Section 10.  EVENTS OF DEFAULT
                       -----------------

          10.1  Events of Default.  Any of the following events shall constitute
                -----------------
an "Event of Default":

          (a) The Company fails to pay any amount of principal of any Loan when due, fails to pay any interest on any Loan when due or fails to pay any other fees or any other amount payable hereunder or pursuant to any other Loan Document within three days of when due; or

          (b) Any representation or warranty by the Company or any of its Restricted Subsidiaries herein, in any Loan Document or which is contained in any certificate, document or financial or other statement furnished at any time pursuant to this Agreement or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 10 business days after the earlier of (i) the day on which a Responsible Officer of the Company first obtains actual knowledge of such default, or (ii) the day on which notice thereof is given to the Company by the Agent; or

          (d) Default shall be made in the payment when due (whether by lapse of time, by giving of notice, by declaration, by call for redemption or otherwise) of any Funded Debt or Current Debt (other than extensions of credit hereunder) of the Company or any Restricted Subsidiary in an aggregate principal amount greater than $1,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (e) Any event or condition shall occur under any indenture, agreement or other instrument for borrowed money under which any Funded Debt or Current Debt of the Company or any Restricted Subsidiary is outstanding in a principal amount greater than $1,000,000 and such event or condition shall continue and shall not have been waived and shall result in or enable (whether by lapse of time, by giving of notice, by declaration, by call for redemption or otherwise) the holder of such Funded Debt or Current Debt of the Company or any Restricted Subsidiary to accelerate the maturity thereof or require the purchase thereof prior to its scheduled maturity; or

          (f) Final judgment or judgments for the payment of money aggregating in excess of $1,000,000 is or are outstanding against the Company and/or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 10 business days from the date of entry; or

          (g) The Company or any of its Restricted Subsidiaries (i) becomes insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course substantially as it is conducted on the Closing Date except as permitted by Section 9.3; (iii) commences any Insolvency Proceeding or files any petition or answer in any Insolvency Proceeding; (iv) acquiesces in the appointment of a receiver, trustee, custodian or liquidator for itself or a substantial portion of its property, assets or business or effects a plan or other arrangement with its creditors; or (v) takes any action to effectuate any of the foregoing; or

          (h) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Restricted Subsidiary holding a substantial part of the assets of the Company and its Restricted Subsidiaries on a consolidated basis, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the assets of the Company and its Restricted Subsidiaries on a consolidated basis and any such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; or

          (i) An event or condition specified in Section 9.5 shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) which is material in relation to the consolidated financial position of the Company and the Consolidated Subsidiaries; or

          (j) Any Person or group of Persons (within the meaning of Section 13 or 14 of the Exchange Act), other than an employee benefit or stock ownership plan of the Company, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said

Act) of 50% or more of the outstanding shares of common stock of the Company.

          10.2  Remedies.  (a) Upon the occurrence of any Event of Default
                --------
described in the foregoing clauses (g) and (h), each of (i) the unpaid principal amount of and accrued interest on the Loans and (ii) all amounts owing or payable hereunder or under any Loan Document (the sum of the amounts described in clauses (i) and (ii) being referred to hereafter as the "Accelerated Amounts") shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Company, and the obligation of each Bank to make any Loan shall thereupon terminate, and

          (b) Upon the occurrence of any other Event of Default, the Requisite Banks may, or the Agent upon the written request of the Requisite Banks shall, by written notice to the Company, declare an amount equal to the Accelerated Amounts to be, and the same shall forthwith become, due and payable, and the obligation of each Bank to make any Loan shall thereupon terminate.

          10.3  Rights Not Exclusive.  The rights provided for in this Agreement
                --------------------
and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement.


          Section 11.  THE AGENT.
                       ---------

          11.1  Appointment and Authorization.  Each Bank hereby irrevocably
                -----------------------------
appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

          11.2  Delegation of Duties.  The Agent may execute any of its duties
                --------------------
under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

          11.3  Liability of Agent.  None of the Agent, its Affiliates, or any
                ------------------
of their respective officers, directors, employees, agents, or attorneys-in-fact (collectively, the "Agent-Related Persons") shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement (except for its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any of its Restricted Subsidiaries or any officer thereof contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of its Restricted Subsidiaries.

          11.4  Reliance by Agent.
                -----------------

          (a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

          (b) For purposes of determining compliance with the conditions specified in Sections 6.1 and 6.2, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from the Bank prior to the initial Borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or the Bank shall not have made available to the Agent the Bank's ratable portion of such Borrowing.

          11.5  Notice of Default.  The Agent shall not be deemed to have
                -----------------
knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees payable to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Banks. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Banks in accordance with Section 9; provided, however, that unless and
                                              --------  -------
until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

          11.6  Credit Decision.  Each Bank expressly acknowledges that none of
                ---------------
the Agent-Related Persons has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Restricted Subsidiaries shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Restricted Subsidiaries and made its own decision to enter into this Agreement and extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

          11.7  Indemnification.  The Banks agree to indemnify the Agent-Related
                ---------------
Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), ratably according to the respective amounts of their outstanding Loans, or, if no Loans are outstanding, their Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such person under or in connection with any of the foregoing; provided,
                                                                     --------
however, that no Bank shall be liable for the payment to the Agent-Related
- -------
Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent promptly upon demand for its ratable share of any costs or out-of-pocket expenses (including fees and expenses of counsel and the allocated cost of in-house counsel) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein to the extent that the Company has not reimbursed the Agent for such expenses and is obligated to do so.

          11.8  Agent in Individual Capacity.  Bank of America and its
                ----------------------------
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from and generally engage in any kind of business with the Company and its Restricted Subsidiaries and Affiliates as though Bank of America were not the Agent hereunder and without notice to the Banks. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall include Bank of America in its individual capacity.

          11.9  Successor Agent.  The Agent may, and at the request of the
                ---------------
Requisite Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent shall resign as Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor Agent for the Banks which successor Agent shall be approved by the Company. If no successor Agent is appointed prior to the effective date of the resignation of the Agent, such resignation shall nonetheless be effective. At end of such 30 days' notice period any successor Agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor Agent and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
Section 11 and Sections 12.4 and 12.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.


          Section 12.  MISCELLANEOUS.
                       -------------

          12.1  Amendments and Waivers.  No amendment or waiver of any provision
                ----------------------
of this Agreement or any other Loan Document and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Banks (and acknowledged by the Agent) and, with respect to any amendment, the Company, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall,
       --------  -------
unless in writing and signed by all the Banks (and acknowledged by the Agent) do any of the following: (a) increase the Commitment of any Bank or subject any Bank to any additional obligations; (b) postpone or delay any date fixed for any payment of principal, interest, fees or other amounts due hereunder or under any Loan Document; (c) reduce the principal of, or the rate of interest specified herein on any Loan, or of any fees or other amounts payable hereunder or under any Loan Document; (d) change the Pro Rata Share of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for the Banks or any of them to take any action hereunder; (e) amend this Section 12.1;

provided further, that no amendment, waiver or consent shall, unless in writing
- -------- -------
and signed by the Agent in addition to the Requisite

Banks, affect the rights or duties of the Agent under this Agreement or any other Loan Document.

          12.2  Notices.  Except for telephonic notices expressly required or
                -------
permitted by Sections 2.3, 2.4 and 3.3, all notices, requests and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted or delivered, if to the Company to its address specified on Schedule 3 hereto; if to any Bank, to its Domestic Lending Office specified on Schedule 3 hereto; and if to the Agent, to its address specified on
Schedule 3 hereto; or, as to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party at such other address as shall be designated by such party in a written notice to the Company and the Agent. All such notices and communications shall be effective when delivered for overnight delivery, delivered to the telegraph company, transmitted by telecopier and confirmed by telephone, transmitted by telex and confirmed by telex answerback or delivered to the cable company, as applicable, or if delivered, upon delivery, except that written and telephonic notices pursuant to Section 2 or 4 shall not be effective until received by the Agent.

          12.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of any Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          12.4  Costs and Expenses.  The Company shall, whether or not the
                ------------------
transactions contemplated hereby shall be consummated:

          (a) reimburse the Agent on demand for all reasonable costs and expenses incurred in connection with the development, syndication, preparation, delivery, administration and execution of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including the reasonable costs and expenses of counsel to the Agent (and the allocated cost of internal counsel) with respect thereto;

          (b) reimburse each Bank and the Agent on demand for all reasonable costs and expenses incurred by them in connection with the enforcement or preservation of any rights (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any Loan Document, and any such other documents, including fees and out-of-pocket expenses of counsel (and the allocated cost of internal counsel) to the Agent and to each of the Banks; and

          (c) reimburse the Agent on demand for all reasonable appraisal, audit, search and filing fees, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) above.

          12.5  Successors and Assigns.  The provisions of this Agreement shall
                ----------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Bank.

          12.6  Assignments, Participations etc.
                --------------------------------

          (a) Any Bank may, with the written consent of the Agent, and with the written consent of the Company, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees and, with notice to the Agent, but without the consent of the Agent, may assign to any of its Bank Affiliates (each an "Assignee") all or any part of its Committed Loans and Bid Loans, its Loan Commitment, and any other rights or obligations of such Bank hereunder in a minimum amount of $5,000,000; provided, however, any
                                                       --------  -------
such assignment shall be of the same, and not a varying, ratable portion of all of such Bank's Obligations; provided, further, that the Company and the Agent
                            --------  -------
may continue to deal solely and directly with such Bank in connection with the interests so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee and (ii) such Bank and its Assignee shall have delivered to the Company and the Agent a Notice of Commitment Assignment Notice and Acceptance substantially in the form of Exhibit E ("Notice of Assignment and Acceptance"); and (iii) the processing fees of $2500 shall have been paid to the Agent. Each such assignment shall be of the same, and not a varying, percentage of all the assigning Bank's Commitments, Committed Loans, Bid Loans and other obligations under this Agreement. Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank, but no such assignment shall release the transferor Bank from its obligations hereunder. Notwithstanding anything else contained herein, any Bank may at any time assign all or any portion of its rights under this Agreement to any Bank

Affiliate or to a Federal Reserve Bank, but no such assignment shall release the transferor Bank from its obligations hereunder.

          (b) From and after the date that the Agent notifies the assignor Bank and the Assignee that it has received the Notice of Assignment and Acceptance,
(i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Notice of Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents. The Commitments allocated to each Assignee shall reduce the Commitments of the assigning Bank pro tanto.
                                                            --- -----

          (c) Any Bank may at any time sell to one or more banks or other entities (a "Participant"), participating interests in any Loans, the Commitments of that Bank or any other interest of that Bank hereunder; provided,
                                                                       --------
however, that (i) the Bank's obligations under this Agreement shall remain
- -------
unchanged, (ii) the Bank shall remain solely responsible for the performance of such obligations, (iii) the Company and the Agent shall continue to deal solely and directly with the Bank in connection with the Bank's rights and obligations under this Agreement, and (iv) no Bank shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to this Agreement except to the extent such amendment, consent or waiver would directly affect any Obligation in which such Participant has purchased a participation and would require unanimous consent as described in the first proviso to Section 12.1. In the case of any
                            ----- -------
such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation, except that if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

          (d) The Company authorizes each Bank to disclose to any Participant or Assignee (each, a "Transferee") and to any prospective Transferee, such
                   ----------
financial and other information in such Bank's possession concerning the Company or its Subsidiaries which has been delivered to Agent or the Banks pursuant to this

Agreement or which has been delivered to the Agent or the Banks by the Company in connection with the Banks' credit evaluation of the Company prior to entering into this Agreement; provided that, unless otherwise agreed by the Company, such
                     --------
Transferee agrees in writing to such Bank to keep such information confidential.

          12.7  Set-off.  In addition to any rights and remedies of the Banks
                -------
provided by law, if an Event of Default exists, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or any Bank Affiliate to or for the credit or the account of the Company against any and all obligations of the Company now or hereafter existing under this Agreement or any other Loan Document and any Loan held by such Bank irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however,
                                                          --------  -------
that the failure to give such notice shall not affect the validity of such set-off and application, and each such Bank Affiliate is hereby irrevocably authorized to permit such setoff and application. The rights of each Bank under this Section 12.7 are in addition to the other rights and remedies (including without limitation, other rights of set-off) which the Bank may have.

          12.8  Sharing of Payments, Etc.  If, other than as provided in Section
                -------------------------
5.1, 5.6 or 5.7, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) in excess of its Pro Rata Share of payments on account of the Committed Loans obtained by all the Banks or (b) in excess of its ratable share of Bid Loans having the same Borrowing Date, Interest Payment Date and maturity date, such Bank shall forthwith (i) notify the Agent of such fact, and (ii) purchase from the other Banks such participations in the Committed Loans or Bid Loans, as applicable, made by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them;

provided, however, that if all or any portion of such excess payment is
- --------  -------
thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid thereto together with an amount equal to such paying Bank's ratable share (according to the proportion of (A) the amount of such paying Bank's required repayment to (B) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this
Section 12.8 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 12.7) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error), of participations purchased pursuant to this Section 12.8 and shall in each case notify the Banks following any such purchases.

          12.9 General Indemnity.  Except with respect to losses or expenses of
               -----------------
the type described in Section 5.7, which are covered by such section, the Company shall pay, indemnify, and hold each Bank, the Agent and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all
           ------------------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including reasonable fees and out-of-pocket expenses of counsel and the allocated cost of internal counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to this Agreement or the Loans, or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the
                                  -----------------------    --------
Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person.

          12.10  Notification of Addresses, Lending Offices, Etc.  Each Bank
                 ------------------------------------------------
shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of its Offshore Lending Office and its Domestic Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

          12.11  Counterparts.  This Agreement may be executed by one or more of
                 ------------
the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Agent.

          12.12  Severability.  The illegality or unenforceability of any
                 ------------
provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          12.13  Governing Law and Jurisdiction.
                 ------------------------------

          (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE CENTRAL DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE AGENT AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE AGENT AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON
                                                            ---------
CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR
- ----------
PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE COMPANY, THE AGENT AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

          12.14  Entire Agreement.  This Agreement, together with the other Loan
                 ----------------
Documents, embodies the entire Agreement and understanding among the Company, the Banks and the Agent and supersedes all prior or contemporaneous agreements and understandings of such persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Company of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Agent or the Banks.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                             ANTHONY INDUSTRIES, INC


                             By: ________________________
                             Title: _____________________


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION,
                             as Agent


                             By: _________________________

                             Title: ______________________


                             BANK OF AMERICA NATIONAL TRUST
                             AND SAVINGS ASSOCIATION, as a Bank


                             By: _________________________

                             Title: ______________________


                             By: _________________________

                             Title: ______________________

                             CITICORP USA, INC.

                             By: __________________________

                             Title:________________________



                             NATIONSBANK OF TEXAS, N.A.

                             By: __________________________

                             Title:________________________

                             SEATTLE FIRST NATIONAL BANK

                             By: __________________________

                             Title:________________________



                             WACHOVIA BANK

                             By: __________________________

                             Title:________________________

                                  SCHEDULE 1.1
                                  ------------



                                  COMMITMENTS
                              AND PRO RATA SHARES


                                 Loan
Bank                          Commitment    Pro Rata Share
- ---------------------------   -----------   ---------------

Bank of America National      $10,666,667     26.666666667%
  Trust and Savings
   Association

Citicorp USA, Inc.             10,666,667     26.666666667%

Nationsbank of                  8,000,000     20.000000000%
  Texas, N.A.

Seattle First                   5,333,333     13.333333333%
  National Bank

Wachovia Bank                   5,333,333     13.333333333%
                              -----------    -------------

         TOTAL                $40,000,000    100.000000000%
                              ===========    =============

                                   SCHEDULE 3
                                   ----------

                     OFFSHORE AND DOMESTIC LENDING OFFICES,
                             ADDRESSES FOR NOTICES



ANTHONY INDUSTRIES, INC.
- ------------------------

Anthony Industries, Inc.
4900 South Eastern Avenue
Los Angeles, California 90040
Attention:  John J. Rangel
            Senior Vice President, Finance
            Telephone:  (213) 890-5830
            Facsimile:  (213) 724-0470


BANK OF AMERICA NATIONAL TRUST
- -------------------------------
AND SAVINGS ASSOCIATION,
- -----------------------
  as Agent

Bank of America National Trust
and Savings Association, as Agent
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attention:  Leandro J. Balidoy
            Vice President
            Telephone: (415) 622-6188
            Facsimile: (415) 622-4894


BANK OF AMERICA NATIONAL TRUST
- -------------------------------
AND SAVINGS ASSOCIATION,
- -----------------------
  as a Bank

Domestic and Offshore Lending Office:
1850 Gateway Boulevard, Fourth Floor
Concord, California 94520

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Bank of America National Trust
and Savings Association
555 Flower Street, 11th Floor
Los Angeles, California 90071
Attention:  Sabur Moini
            Assistant Vice President
            Credit Products #5618
            Telephone:  (213) 228-4145
            Facsimile:  (213) 228-2756


CITICORP USA, INC.
- ------------------

Domestic and Offshore Lending Office:
One Court Square, 7th Floor
Long Island City, NY  11120
Attention:  Mark Wrigley
            Telephone:  (718) 248-5732
            Facsimile:  (718) 248-4844

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Citicorp Real Estate, Inc.
725 South Figueroa Street, 5th Floor
Los Angeles, CA 90017
Attention:  Hillary Savoie
            Telephone:  (213) 239-1506
            Facsimile:  (213) 623-3592


NATIONSBANK OF TEXAS, N.A.
- --------------------------

Domestic and Offshore Lending Office:
Corporate Credit Services - Agency, 67th Floor
901 Main Street
Dallas, TX  75283-0104
Attention:  Kay Hibbs
            Telephone:  (214) 508-3089
            Facsimile:  (214) 508-0944

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

NationsBank of Texas, N.A.
444 South Flower Street, Suite 1500
Los Angeles, CA 90071
Attention:  Janet E. Sockwell
            Senior Vice President
            Telephone:  (213) 236-4903
            Facsimile:  (213) 624-5815


SEATTLE-FIRST NATIONAL BANK
- ---------------------------

Domestic and Offshore Lending Office:
701 Fifth Avenue
Seattle, WA 98104-7016
Attention:  Carrie Sieber
            Telephone:  (206) 358-3116
            Facsimile:  (206) 358-3124

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Seattle-First National Bank
701 Fifth Avenue
Seattle, WA 98104-7016
Attention:  John Austenson
            Telephone:  (206) 358-3986
            Facsimile:  (206) 358-3124


WACHOVIA BANK OF GEORGIA,
- -------------------------
  NATIONAL ASSOCIATION
  --------------------

Domestic and Offshore Lending Office:
191 Peachtree Street N.E.
Atlanta, GA 30303
Attention:  Roderick S. Miles
            Telephone:  (404) 332-6859
            Facsimile:  (404) 332-6898

Notices (other than Borrowing notices and Notices of Conversion/Continuation):

Wachovia Bank of Georgia,
  National Association
191 Peachtree Street N.E.
Atlanta, GA 30303
Attention:  Roderick S. Miles
            Telephone:  (404) 332-6859
            Facsimile:  (404) 332-6898

                                  SCHEDULE 7.4
                                  ------------

                                  SUBSIDIARIES


Section 1.  Restricted Subsidiaries
- ---------



Section 2.  Unrestricted Subsidiaries
- ---------

                                  SCHEDULE 7.6
                                  ------------

                        CERTAIN OUTSTANDING INDEBTEDNESS

                                                                       EXHIBIT A
                                                                       ---------


                     FORM OF NOTICE OF COMMITTED BORROWING
                     -------------------------------------


TO:  Bank of America National Trust
     and Savings Association, as Agent
     Agency Management Services
     1455 Market Street, 12th Floor
     San Francisco, CA  94103
     Attention:  Leandro J. Balidoy
                 Vice President


      Pursuant to Section 2.3 of that certain Credit Agreement (364-Day Facility) dated as of April 27, 1995 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"), this represents the Company's request to borrow on _______________ from the Banks, according to their respective Pro Rata Share, $_______ as [Base Rate] [Offshore Rate] Loans. [The initial Interest period for such Offshore Rate is requested to be a ________-month period]. The proceeds of such Committed Loans are to be deposited in the Company's account at the Agent.

         The undersigned Responsible Officer hereby certifies that:

            (a) the representations and warranties of the Company contained in the Credit Agreement are true and correct on and as of the date hereof to the same extent as though made on and as of the date hereof; and

            (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or will result from the proposed borrowing.

DATED:
      ---------------------------

                                       ANTHONY INDUSTRIES, INC.


                                       By
                                         --------------------------------------

                                       Title
                                            -----------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                   FORM OF NOTICE OF CONVERSION/CONTINUATION
                   -----------------------------------------

Bank of America National Trust
and Savings Association, as Agent
Agency Management Services #5596
1455 Market Street, 12th Floor
San Francisco, CA  94103
Attention:  Leandro J. Balidoy
            Vice President

   1.  Conversion Selection.  Pursuant to Section 2.4 of that certain Credit
       --------------------
Agreement (364-Day Facility) dated as of April 27, 1995 (as from time to time amended, extended, restated, modified or supplemented, the "Credit Agreement;" capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement), among Anthony Industries, Inc., a Delaware corporation (the "Company"), the Banks named therein (the "Banks") and Bank of America National Trust and Savings Association, as Agent (the "Agent"), this represents the Company's request to convert $________of existing [Base Rate] [Offshore Rate] Loans, the final day of the current Interest Period (if applicable) of which is __________, 19__, to [Offshore Rate] [Base Rate] Loans, as follows:

                           Interest Period
                           (Offshore
          Dollar Amount    Rate loans)
          -------------    ---------------

          $____________    ________days

                           Maturing on ____, 19__

   2.  Continuation Selection (Offshore Rate Loans).  Pursuant to Section 2.4 of
       ----------------------
the Agreement, please continue $_______of existing Offshore Rate Loans, the final day of the current Interest Period of which is __________, 19____, as follows:

                           Requested
          Dollar Amount    Interest Period
          -------------    ---------------

          $___________     ______ days

                           Maturing on ______, 19___

   Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Agreement.

                                    ANTHONY INDUSTRIES, INC.
                                    By: ___________________
                                    Name: _________________
                                    Title: ________________

                                      B-1